Exhibit 4.9

CERTIFIED translation no. 155-2022. This is a CERTIFIED translation of a document written in Spanish, which is identified with the seal of the translator. This translation was prepared by Mariana Elena calderón medina, CERTIFIED interpreter and translator pursuant to THE CERTIFICATE Of PROFESSIONAL QUALIFICATION ON CERTIFIED TRANSLATIONS AND INTERPRETationS NO. 0313 ISSUED BY “Universidad nacional de COLOMBIA” ON SEPTEMBER 14th, 2010, IN BOGOTA, COLOMBIA.

Procaps - Credit Agreement

Execution Version

Confidential

CREDIT AGREEMENT

entered into by and among

Procaps S.A.

as Obligor

López Laboratorios, S.A. de C.V., C.I. Procaps S.A., Biokemical S.A. de C.V., Pharmarketing Salvador S.A.
of C.V. (El Salvador), Corporación Distribuidora Internacional S.A. de C.V., CDI

Nicaragua S.A., CDI Guatemala S.A., Pharmarketing S.A. (Guatemala), Pharmarketing S.A. (Panama),
Pharmarketing Dominicana SRL, Pharmarketing Costa Rica S.A.,

as Co-Obligors

Inversiones Crynseen S.A.S., Inversiones Ganeden S.A.S., Inversiones Henia S.A.S., Inversiones Jades S.A.S., Industrias Kadima S.A.S. and Pharmayect S.A.

as Guarantors

and

Bancolombia S.A.,

Bancolombia S.A. with the name Bancolombia (Panama Branch),

Banco Davivienda S.A.,

Banco de Sabadell S.A. Miami Branch, and

Banco de Crédito del Peru

as Creditors

and

Fiduciaria Bancolombia S.A.

as Management Agent

November 20, 2018

TABLE OF CONTENTS

CLAUSE I	4
DEFINITIONS AND INTERPRETATION	4
Section 1.01 Definitions	4
Section 1.02 Rules of Interpretation	20
Section 1.03 Accounting Terms	21
CLAUSE II	22
OBJECT	22
Section 2.01 Credit	22
Section 2.02 General Rules for Disbursement	22
Section 2.03 Destination of Funds	24
Section 2.04 Principal’s Payments	24
Section 2.05 Voluntary Advance Payments	24
Section 2.06 Mandatory Advance Payments	26
Section 2.07 Simple Interest	27
Section 2.08 Simple Interest Rate’s Adjustment	29
Section 2.09 Default Interest	28
Section 2.10 Fees	29
Section 2.11 Payment Rules	29
Section 2.12 Payment Allocation	31
Section 2.13 Protection of Returns; Change in the Applicable Law	31
Section 2.14 Taxes and Expenses	32
Section 2.15 Mitigation Obligations	33
Section 2.16 Temporary Suspension and Cancellation of Commitments	33
Section 2.17 Distribution of Excess Payments among the Creditors	33
Section 2.18 Nature of the Creditors’ Obligations	34
CLAUSE III	35
REPRESENTATIONS AND WARRANTIES	35
Section 3.01 Representations and Warranties of the Joint Obligors	35
Section 3.02 Representations and Warranties of the Guarantors	41
CLAUSE IV	42
CONDITIONS PRECEDENT	42
Section 4.01 Conditions Precedent to Disbursement	42
CLAUSE V	44
OBLIGATIONS OF THE OBLIGOR PARTIES	44
Section 5.01 Obligations of the Joint Obligors	44
Section 5.02 Joint Obligors’ Negative Covenants	51
Section 5.03 Guarantors’ Affirmative Covenants	53
CLAUSE VI	53
BREACH AND CAUSES FOR EARLY MATURITY	53
Section 6.01 Causes for Early Maturity	53
Section 6.02 Remedies in an Event of Default	56
CLAUSE VII	57
MISCELLANEOUS	57
Section 7.01 Authorizations and Majorities	57
Section 7.02 Modifications	57
Section 7.03 Assignments; Transfers; Interests	57
Section 7.04 Costs and Expenses	58
Section 7.05 Acts of God and Force Majeure Events	58
Section 7.06 Waivers	58
Section 7.07 Indemnification	59
Section 7.08 Confidentiality	59
Section 7.09 Credit Reports	60
Section 7.10 Domiciles. Notices	61
Section 7.11 Separability	62
Section 7.12 Entire Agreement	63
Section 7.13 Exhibits; Titles; Clause Titles	63
Section 7.14 Right of Execution	63
Section 7.15 Applicable Law and Jurisdiction	63
Section 7.16 Validity	63

i

CREDIT AGREEMENT

Among the undersigned, namely:

(i) Procaps S.A., a business company incorporated and existing under the laws of Colombia, domiciled in the city of Barranquilla, Colombia, identified with TIN 890.106.527-5, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so, as recorded in the certificate of existence and legal representation issued by the Barranquilla Chamber of Commerce and the copy of Minutes No. 787 of November 9, 2018 of the Board of Directors, enclosed hereto as Exhibit A (the “Obligor”);

(ii) López Laboratorios, S.A. de C.V., a business company incorporated and existing under the laws of El Salvador, identified with 0614-280878-003-7, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so, as recorded in the power of attorney duly granted on November 11, 2018, enclosed hereto as Exhibit B (“Laboratorios López”);

(iii) I.C. Procaps S.A., a business company incorporated and existing under the laws of Colombia, domiciled in the city of Barranquilla, Colombia, identified with TIN 802.009.120- 6, represented by the individual executing this Agreement on its behalf, represented by the individual executing this Agreement on its behalf, who acts with the sufficient powers and authority to do so, as recorded in the certificate of existence and legal representation issued by the Barranquilla Chamber of Commerce and copy of Minutes No. 176 of November 9, 2018 of the Board of Directors, enclosed hereto as Exhibit B (“C.I. Procaps”);

(iv) Biokemical S.A. de C.V., a business company incorporated and existing under the laws of El Salvador, identified with 0614-111194-102-0, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so, (“Biokemical”);

(v) Pharmarketing Salvador S.A. of C.V. (El Salvador), a business company incorporated and existing under the laws of El Salvador, identified with 614-221-111-102-0, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so (“Pharmarketing Salvador”);

(vi) Corporación Distribuidora Internacional S.A. de C.V., a business company incorporated and existing under the laws of El Salvador, identified with 0614-250105-101-3, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so (“CDI Salvador”);

(vii) CDI Nicaragua S.A., a business company incorporated and existing under the laws of Nicaragua, identified with the department of Managua’s public trade registry number 18,356-B5, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so (“CDI Nicaragua”);

(viii) CDI Guatemala S.A., a business company incorporated and existing under the laws of Guatemala, identified with 503628, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so (“CDI Guatemala”);

(ix) Pharmarketing S.A. (Guatemala), a business company incorporated and existing under the laws of Guatemala, identified with 505499, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so (“Pharmarketing Guatemala”);

(x) Pharmarketing S.A. (Panamá), a business company incorporated and existing under the laws of Panama, identified with 513994, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so (“Pharmarketing Panamá”);

(xi) Pharmarketing Dominicana SRL, a business company incorporated and existing under the laws of the Dominican Republic, identified with trade registry 57783SD, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so (“Pharmarketing RD”);

(xii) Pharmarketing Costa Rica S.A., a business company incorporated and existing under the laws of Costa Rica, identified with 3-101-653826, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so (“Pharmarketing Costa Rica” and, collectively with Laboratorios López, C.I. Procaps, Biokemical, Pharmarketing Salvador, CDI Salvador, CDI Nicaragua, CDI Guatemala, Pharmarketing Guatemala, Pharmarketing Panamá and Pharmarketing RD, the “Co-Debtors” and, collectively with the Obligor, the “Joint Obligors”);

(xiii) Inversiones Crynseen S.A.S., a business company incorporated and existing under the laws of Colombia, domiciled in the city of Barranquilla, Colombia, identified with TIN 890.117.381-4, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so as recorded in the certificate of existence and legal representation issued by the Barranquilla Chamber of Commerce, enclosed hereto as Exhibit B (“Inversiones Crynseen”);

(xiv) Inversiones Ganeden S.A.S., a business company incorporated and existing under the laws of Colombia, domiciled in the city of Barranquilla, Colombia, identified with TIN 802.022.488-4, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so as recorded in the certificate of existence and legal representation issued by the Barranquilla Chamber of Commerce, enclosed hereto as Exhibit B (“Inversiones Ganeden”);

(xv) Inversiones Henia S.A.S., a business company incorporated and existing under the laws of Colombia, domiciled in the city of Barranquilla, Colombia, identified with TIN 890.117.380-7, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so as recorded in the certificate of existence and legal representation issued by the Barranquilla Chamber of Commerce, enclosed hereto as Exhibit B (“Inversiones Henia”);

(xvi) Inversiones Jades S.A.S., a business company incorporated and existing under the laws of Colombia, domiciled in the city of Barranquilla, Colombia, identified with TIN 890.110.048-4, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so as recorded in the certificate of existence and legal representation issued by the Barranquilla Chamber of Commerce. enclosed hereto as Exhibit B (“Inversiones Jades”);

(xvii) Industrias Kadima S.A.S., a business company incorporated and existing under the laws of Colombia, domiciled in the city of Barranquilla, Colombia, identified with TIN 800.075.454-4, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so as recorded in the certificate of existence and legal representation issued by the Barranquilla Chamber of Commerce, enclosed hereto as Exhibit B (“Industrias Kadima”);

(xviii) Pharmayect S.A., a business company incorporated and existing under the laws of Colombia, domiciled in the city of Barranquilla, Colombia, identified with TIN 802.013.031-4, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so as recorded in the certificate of existence and legal representation issued by the Barranquilla Chamber of Commerce (“Pharmayect” and collectively with Inversiones Crynseen, Inversiones Ganeden, Inversiones Henia, Inversiones Jades, and Industrias Kadima, the “Guarantors” and, collectively with the Joint Obligors, the “Obligor Parties”);

(xix) Bancolombia S.A., a banking establishment duly incorporated and existing under the laws of Colombia, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so (“Bancolombia”);

(xx) Bancolombia S.A. with the name Bancolombia (Panama Branch, a banking entity with a General License, incorporated and existing under the laws of Colombia, registered as a banking entity with a General License and as a foreign company under the Microfilm Section (Trade) of Panama’s Public Registry, under file two thousand zero thirty-four (2034) document two one eight two zero nine (2188209), duly authorized for purposes of this act as recorded in Public Deed number forty-five thousand three hundred sixty-two (45,362) of December eleven (11) of two thousand fifteen (2015), corrected by through Public Deed number forty-seven thousand one hundred and eighty-seven (47,187) of December twenty-two (22) of two thousand fifteen (2015), both granted at Notary Fifth of the Circuit of Panama, as recorded in the certificate of existence and representation issued by Panama’s Public Registry (“Bancolombia (Panama Branch)”);

(xxi) Banco Davivienda S.A., a banking establishment duly incorporated and existing under the laws of Colombia, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so (“Davivienda”);

(xxii) Banco de Sabadell S.A. Miami Branch, a banking establishment duly incorporated and existing under the laws of the United States, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so (“Sabadell”);

(xxiii) Banco de Crédito del Perú, a banking establishment duly incorporated and existing under the laws of Peru, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so (“BCP” and, collectively with Bancolombia, Bancolombia (Panama Branch), Davivienda, and Sabadell, the “Creditors”); and

(xxiv) Fiduciaria Bancolombia S.A. Compañía Fiduciaria, a corporation incorporated and existing under the laws of Colombia, domiciled in the city of Medellín, Colombia, identified with TIN 800.150.280-0, represented by the individual executing this Agreement on its behalf, who acts with sufficient powers and authority to do so as management agent and representative for the Creditors (the “Management Agent” and, collectively with the Joint Obligors, the Guarantors, and the Creditors, the “Parties”).

The Parties, acting in the aforementioned capacities (collectively, the “Parties”), have agreed to enter into this credit agreement (the “Agreement”), subject to the following:

CONSIDERATIONS

(i) The Joint Obligors have certain obligations as of the Execution Date (according to this and any other capitalized terms defined herein), among them: (a) The Unimed Pharmaceuticals Account Payable; (b) The Henia Credit; and (c) Those listed in Exhibit C hereto (collectively, the “Obligations to Refinance”);

(ii) To pay in advance the Obligations to Refinance, the Joint Obligors requested the Creditors the granting of a Credit in favor of the Obligor;

(iii) Prior the relevant analyzes and credit authorizations, the Creditors decided to grant the Credit under the terms and conditions established herein;

(iv) The Joint Obligors have agreed to assume their obligations as Co-Obligors, as appropriate, pursuant to this Agreement; and

(v) The Guarantors have agreed to secure the obligations acquired by the Joint Obligors under this Agreement.

CONSEQUENTLY, given the above considerations, the Parties decided to execute this Agreement to record the terms and conditions of the Credit subject matter hereof, which shall be governed by the following clauses:

CLAUSE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions

The following terms have the meanings assigned thereto below, wherever they appear in this Agreement, unless the context expressly indicates otherwise.

“Action” has the meaning assigned thereto in Section 3.01(xviii) of this Agreement.

“Sanctioning Action” means (i) (a) In relation to any criminal proceeding brought by the Nation’s Prosecutors General Office, the pressing of charges by the Nation’s Prosecutors General Office; (b) Any administrative act sanctioning or condemning a Person; or (c) In connection with any tax, disciplinary, or administrative liability proceeding, any administrative act sanctioning or condemning a Person, provided that, regarding any tax liability act, said act is published in the Tax liability Bulletin of the Republic of Colombia’s Comptroller General; or (ii) In relation to any legal proceeding initiated outside of Colombia, the indictment or pressing of charges in the course thereof, considering, however, that in any of the above cases, (i) or (ii), the proceeding or investigation must relate to (x) A violation or alleged violation of any Anti-Corruption, Anti-Money Laundering and Anti-Terrorism Financing Provision; or (y) Engaging in any Prohibited Practice.

“Shares with the Right to Vote” means, regardless of however they are called, any and all shares or interests representing a business company’s capital stock, as well as any interests or equivalents in any Person (other than a business company), national or foreign, granting to their titleholders any kind of voting rights in the relevant issuing Person’s shareholders’ or partners’ assemblies, including the right to participate in the board of directors members’ (or equivalent officials) appointment.

“Defaulting Creditor” means, at any time before the Disbursement: (i) Any Creditor defaulting its obligation to disburse its Commitments under this Agreement upon verifying compliance with the conditions precedent for the Disbursement to the Creditors’ satisfaction; or (ii) Any Creditor that has notified the Management Agent or stated publicly in writing that it will not comply without justification its obligation to make the Disbursement under this Agreement; or (iii) Any Creditor under an bankruptcy proceeding related to its insolvency, reorganization, or restructuring or intervened for administration or liquidation purposes by a Governmental Authority. To the extent that the Management Agent becomes aware of the above, it shall promptly notify it in writing to the other Parties to this Agreement.

“Tranche A Creditors” means, collectively, Bancolombia, Davivienda, and any other Person that adheres to this Agreement as a Tranche A Creditor.

“Tranche B Creditors” means, collectively, Bancolombia (Panama Branch), Sabadell, BCP, and any other Person that adheres to this Agreement as a Tranche B Creditor.

“Creditors” means, collectively, the Tranche A and Tranche B Creditors.

“Adhesion Contract” means the adhesion agreement, substantially in the terms of Exhibit 1.01 (A) – Adhesion Contract, which must be executed by any Person to adhere to the terms of this Agreement.

“Novation Agreements” means the novation agreements to be executed substantially in the terms of Exhibit 1.01(E) – Novation Terms.

“Pressing of Charges” means (i) the filing of charges or statement of charges (a) Pursuant to Article 286 et seq. of the Criminal Procedural Code; (b) Under tax liability proceedings; or (c) Under disciplinary proceedings; (ii) A pressing of charges pursuant to Article 336 et seq. of the Criminal Procedural Code; (iii) An indictment, complaint, or pressing of charges under the applicable regulations in the United States of America or the United Kingdom; or (iv) Any formal pressing of charges or figure similar to any of the abovementioned, applicable in any other jurisdiction, in any of the mentioned cases related to a violation of the Anti-Corruption, Anti-Money Laundering, and anti-Terrorism Financing provisions.

“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, through one or several third parties, Controls, is Controlled by, or is under common Control with such Person.

“Management Agent” means Fiduciaria Bancolombia S.A. Compañía Fiduciaria, as indicated in the preamble of this Agreement, or any successor or assignee thereof acceptable to the Creditors.

“Auditors” means Deloitte & Touche, Ernst & Young, PricewaterhouseCoopers, or KPMG.

“Sanctions Authority” means (i) the United States of America; (ii) the United Nations (including the United Nations Security Council); (iii) the European Union and any countries thereof; (iv) the United Kingdom and any countries thereof; (v) Colombia (including the Ministry of Finance, the Financial Information and Analysis Unit [Unidad de Información y Análisis Financiero], the Financial Superintendency of Colombia, and the Superintendency of Companies of Colombia); (vi) Any Governmental Authority exercising jurisdiction over the Joint Obligors or their operations; and (vii) Governmental Authorities of any of the foregoing including, without limitation the OFAC and the Department of State of the United States of America.

“Governmental Authority” means any of the executive, legislative, or judicial powers, regardless of how they act, whether national or departmental, municipal or district, as well as municipal government body, government agency, dependency, secretariat, administrative department, regulatory authority, registry, government entity (including, without limitation banking and tax authorities), decentralized body or equivalent entity, department, any other political subdivision thereof, governmental body, authority (including any central bank or tax authority), or entity exercising government, executive, legislative, or judicial duties, whether domestic or foreign.

“Bancolombia” means Bancolombia S.A., as stated in the preamble of this Agreement.

“Bancolombia (Panama Branch)” means Bancolombia S.A. with the name Bancolombia (Panama Branch), as stated in the preamble of this Agreement.

“BCP” means Banco de Crédito del Peru, as stated in the preamble of this Agreement.

“Ultimate Beneficiary” means any Person or group of Persons that, directly or indirectly, by themselves or through a third party, by virtue of a contract, agreement, or other, has or may have a decision-making ability regarding a share or company; i.e., the power to vote in the election of directors or representatives, or to direct, guide, and control said vote and/or the power to transfer and/or order the transfer or encumbrance of the share. Spouses or de-facto partners and relatives within the second degree of consanguinity, second degree of affinity, and single civil, make up the same Ultimate Beneficiary, unless evidenced that they act as independent economic interests. Parent companies and their subordinates also constitute a same Ultimate Beneficiary. A Person or group of Persons is deemed the Ultimate Beneficiary of a share if they have the right to acquire the property thereof through the exercise of a right arising from a guarantee, a repurchase agreement, a trust business, or any other agreement with similar legal effects, unless it does not grant Political Rights.

“Ultimate Beneficiary on the Execution Date” means, collectively, (i) Rubén Minski Gontovnik; (ii) Meyer Minski Gontovnik; and (iii) José Minski Gontovnik, and their respective lineal descendants and heirs.

“Biokemical” has the meaning assigned thereto in the preamble of this Agreement.

“C.I. Procaps” has the meaning assigned thereto in the preamble of this Agreement.

“Initial Cash” means the amount of cash and cash equivalents recorded in the Consolidated Financial Statements for the 12 months prior to a Calculation Date.

“Change of Control” means any event by virtue of which the Ultimate Beneficiary, on the Execution Date, ceases to be, collectively or individually, the Ultimate Beneficiary of more than 50% of the capital stock and Shares with the Right to Vote of the Joint Obligors.

“Change in Working Capital” means, in any measurement period: (i) Any variation of the operating cash; plus (ii) Any variation of the trade accounts receivable and other accounts receivable; plus (iii) Any variation of the accounts receivable from Related Parties from commercial transactions; plus (iv) Any variation of the inventories; plus (v) Any change in other current assets; less (vi) Any variation of the trade accounts payable and other accounts payable; less (vii) Any variation of the accounts payable to Related Parties from commercial transactions; less (viii) Any variation of the employee benefits; less (ix) Any variation of other non-Financial Obligations with maturities not exceeding 360 days.

“Change in Applicable Laws” means any of the following events on or after the Execution Date: (i) the entry into force or adoption of any law, decree, resolution, or treaty; (ii) Any change of the administration, interpretation, and/or application of the above by a Governmental Authority; (iii) the entry into force or mandatory adoption of the requirements, guides, resolutions, or directives enacted by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any of its successors), or any Governmental Authority of Colombia, El Salvador , Nicaragua, Guatemala, Panama, the Dominican Republic and/or Costa Rica in relation to the Basel III Agreements; (iv) Any modification to a law, decree, resolution or rule, either to its interpretation or application by a Governmental Authority; or (v) the issuance of any requirement, circular, decision, or directive (with or without legal force) by a Governmental Authority.

“Material Adverse Change” means any event or any situation that has a material adverse effect on (i) the businesses, operations, assets, or financial condition of the Joint Obligors (considering for this purpose the Joint Obligors in a consolidated manner) or of the Obligor Parties (considering for this purpose the Obligor Parties in a consolidated manner); (ii) the validity, legality, mandatory character, opposability, or enforceability of any of the Financing Documents; or (iii) the Creditors’ rights and remedies under any of the Financing Documents.

“Capex” means the amount corresponding to any additions regarding any fixed and intangible assets.

“Fee Letters” means the fee letters to be executed between the Joint Obligors, the Creditors, and the Management Agent as a condition precedent to the Credit Disbursement, which establish the fees payable to the Creditors and the Management Agent by the Joint Obligors.

“CDI Guatemala” has the meaning assigned thereto in the preamble of this Agreement.

“CDI Nicaragua” has the meaning assigned thereto in the preamble of this Agreement.

“CDI Salvador” has the meaning assigned thereto in the preamble of this Agreement.

“Eligible Assignee” means (i) Any Creditor (other than a Defaulting Creditor); (ii) Any Affiliate of a Creditor (other than a Defaulting Creditor); (iii) Any financial entity or debt fund incorporated under the laws of a member country of the European Union or the United States, whose risk rating is at least “BBB” as awarded by Fitch Ratings or an equivalent rating awarded by an internationally recognized rating agency; (iv) Any financial entity or Colombian debt fund whose rating is at least “AA+” as awarded by a risk rating agency authorized by the Financial Superintendency of Colombia; or (v) Any financial entity or debt fund whose risk rating is at least “BBB-” as awarded by Fitch Ratings or an equivalent rating awarded by an internationally recognized rating agency other than those provided for in paragraphs (i), (ii), or (iii), provided that said financial entity or debt fund is not domiciled in a Non-Cooperating Jurisdiction; provided that, in relation to paragraphs (iii), (iv), and (v), the Person is neither a direct competitor of the Obligor, nor a Vulture Fund. For purposes of the above, a competing entity shall be deemed a Person whose corporate purpose or business is the manufacture, production, maquila, marketing, or brokerage of pharmaceutical products.

“Colombia” means the Republic of Colombia.

“Prepaid Fee” has the meaning assigned thereto in Section 2.05(vi) of this Agreement.

“Commitment” means, with respect to any Creditor, each Creditor’s several and non-joint obligation to make the Disbursements pursuant to this Agreement, in the amounts established in connection with each Creditor under Exhibit 1.01 (B) - Commitments of this Agreement.

“Co-Debtors” has the meaning assigned thereto in the preamble of this Agreement.

“Conditions for Distributions” means, in connection with the payment of the Distributions by the Joint Obligors, the following conditions, whose fulfillment shall be certified by an Authorized Official of the relevant Joint Obligor upon making any Distribution, substantially in the terms of Exhibit 1.01 (C) – Conditions for Distributions: (i) That the EBITDA over the Consolidated Interest Expense has been greater than or equal to 3.5 times; (ii) That the Indebtedness Ratio has been less than 3.0 times; (iii) That the Debt Service Coverage Ratio has been greater than or equal to 1.1 times on the last day of the immediately preceding Joint Obligors’ fiscal year; (iv) That the first payment of the Credit’s principal has taken place; and (v) that no Default or Event of Default has taken place and continues to take place in connection with Section 5.01(xxiv), Section 5.02(vii), Section 6.01(i), Section 6.01(viii), and Section 6.01(vi) hereof. Regarding Distributions (a) Of dividends, said dividends shall be declared before June 30 of each year, complying with the conditions in paragraphs (i) to (v) on the last Calculation Date, and may be paid at any moment; (b) Other than dividends, said distributions may be paid before June 30 of each year, in compliance with the conditions in paragraphs (i) to (v) on the last Calculation Date and following June 30 of each year, complying with the conditions in paragraphs (i) to (v) on the last two Calculation Dates.

“Management Agent’s Fiduciary Mandate Agreement with a Trust Company” means the fiduciary mandate with a trust company agreement governed by Colombian law through which the Creditors designate the Management Agent to act for the benefit of the Creditors, pursuant to its terms.

“Control” means (i) The power or ability of a Person or group of Persons to: (a) Impose decisions during the shareholders, partners or equivalent bodies’ general assembly, or appoint or remove the majority of the members of the board of directors, counselors, managers, or their equivalents of an entity; (b) Maintain the ownership of any voting rights with respect to more than 50% of the capital stock of an entity; (c) Direct the management, strategy, or main policies of an entity, whether through their interest in the share capital, a contract, any other means, or exercising their decision-making influence on the entity’s management; or (ii) Be the Ultimate Beneficiary of more than 50% of an entity’s capital stock. The terms “to Control”, “Controlling”, “Controlling Party” or “Controlled” will have a meaning correlative to the definition of Control established herein.

“COP” or “Colombian Pesos” means the legal tender of Colombia.

“Costa Rica” means the Republic of Costa Rica.

“Credit” has the meaning assigned thereto in Section 2.01 of this Agreement.

“Henia Credit” means the credit granted by Bancolombia Panamá S.A., as creditor, to Inversiones Henia, as Obligor, as listed in Exhibit 1.01 (D) – Henia Credit of this Agreement.

“Unimed Pharmaceuticals Account Payable” means the account payable for USD 7,500,000 owed by the Obligor to Unimed Pharmaceuticals, as listed in Exhibit 1.01 (E) – Unimed Pharmaceuticals Account Payable hereof.

“Davivienda” means Banco Davivienda S.A., as stated in the preamble of this Agreement.

“Political Rights” means, in relation to the shares of a company, the political rights attached to the capacity of shareholder, including but not limited to: (i) the right to participate in the deliberations of the company’s shareholders general meeting or similar body; (ii) the right to vote at the company’s shareholders general ordinary and extraordinary assemblies; (iii) Preemption rights; (iv) the right to challenge social agreements; (v) Inspection rights; and (vi) Any other political or relevant participatory right under the Applicable Laws, the company’s bylaws, the shareholders’ agreements, or any other document.

“Disbursement” means the Credit’s disbursement to be made by the Creditors in favor of the Obligor under this Agreement on the Disbursement Date, whether by means of a: (i) transfer of funds; or (ii) the novation of certain Obligations to Refinance, as established in Exhibit 1.01(F) – Novation Terms of this Agreement.

“Financial Debt” means, on any date and with regard to any Person, without duplication: (i) Such Person’s obligations to pay the principal and interest under money loans or any other financial debt; (ii) Any obligations of such Person represented in securities or debt certificates; (iii) Such Person’s obligations to any lessee under financial leasings and leaseback agreements, except for the so-called operating leasings without purchase option or repossession of the underlying asset; (iv) Such Person’s net obligations from financial derivative contracts; (v) Such Person’s net payment obligations from factoring transactions; (vi) Such Person’s Financial Obligations for terms exceeding 360 days in connection with the purchase price of assets, goods, or services, classified as financial indebtedness under the Accounting Standards; and (vii) The obligations referred to in the paragraphs (i) to (vi) above, contracted by a third party other than the Joint Obligors, secured by said Person (referred to in the heading of this definition), either through a personal guarantee or an Encumbrance on any property of such Person, but expressly excluding Encumbrances on assets of the Joint Obligors to secure other Joint Obligors’ obligations (unless such Encumbrances are executed or enforced). For the sake of clarity, any debt between the Joint Obligors and account payable thereby to Related Parties shall not be deemed a Financial Debt.

“Short-Term Financial Debt” means any Financial Debt whose maturity is agreed be equal to or less than 360 days.

“Long-Term Financial Debt” means any Financial Debt whose agreed maturity is exceeds 360 days.

“Obligor” has the meaning assigned thereto in the preamble of this Agreement.

“Business Day” means any day other than a Saturday, a Sunday, or a day where credit institutions are authorized or required to close for business in Bogotá D.C., Colombia, San Salvador, El Salvador, Panama City, Panama, Lima, Peru, or Miami, Florida, United States.

“Anti-Corruption, Anti-Money Laundering, and Anti-Terrorism Financing Provisions” means any provision in connection with corruption, money laundering, terrorism financing, crimes against the public administration, Prohibited Practices, Fraudulent Practices, and/or Obstructive Practices in the Applicable Laws.

“Distributions” means, with respect to any Person: (i) Any payment of Dividends; (ii) Any payment to Related Parties of said Person’s accounts payable, outside the ordinary course of business, or any other kind of payment or transfer between said Person and its partners, shareholders, or their Affiliates; (iii) The repurchase, reacquisition, or reimbursement of shares or any other instrument representing the shareholders’ capital in a Person, unless any of the above is authorized hereby; or (iv) Any payment for capital decrease, unless any of the above is authorized by this Agreement.

“Restricted Distributions” means the Joint Obligors’ payment of Distributions to Persons other than the Joint Obligors, without having met the Conditions for Distributions.

“Documents of Incorporation” means, collectively and with respect to a Person, the current corporate bylaws, the certificate of existence and legal representation (or equivalent document) and, in relation to the Financing Documents, any power of attorney issued and resolution adopted by said Person or its corporate bodies, including but not limited to any corporate decision required to authorize the Financing Documents’ execution.

“Financing Documents” means, collectively, (i) This Agreement; (ii) The Promissory Notes; (iii) Each of the Fee Letters; (iv) The Management Agent’s Fiduciary Mandate Agreement with a Trust Company; (v) The Acknowledgment before a Notary Public; (vi) The Novation Agreements; (vii) The Disbursement Request; (viii) The Certification of Compliance with Conditions Precedent; (ix) The Adhesion Agreements, upon being executed; (x) Any assignment agreement hereof (if applicable); and (xi) Any document designated as a “Financing Document” by the Creditors and the Joint Obligors.

“Dollars” or “USD” means the legal tender of the United States of America.

“EBITDA” means in relation to the Joint Obligors using the Consolidated Financial Statements, for any measurement period, the Operating Income plus (i) Depreciation; plus (ii) Amortizations; plus (iii) Provisions; and less (iv) Write-offs of accounts receivable.

“EBITDA over Consolidated Interest Expense” means the result of dividing, for a Calculation Date determined using the Consolidated Financial Statements: (i) The Joint Obligors’ EBITDA for the prior 12 continuous months ending on said Calculation Date; by (ii) The Consolidated Interest Expense for the prior 12 continuous months ending on said Calculation Date.

“El Salvador” means the Republic of El Salvador.

“Management Employee” means any employee that (i) Performs managerial or administrative functions; or (ii) Is able to represent before and/or bind its employer to third parties.

“Consolidated Financial Statements” means the Joint Obligors’ financial statements, presented in a consolidated manner pursuant to the Accounting Standards.

“United States” means the United States of America.

“Event of Default” has the meaning assigned thereto in Section 6.01 of this Agreement.

“Calculation Date” means December 31 and June 30 of each year.

“Disbursement Date” means the date on which the Disbursement is made under the provisions of this Agreement, understanding that no Disbursements may be made after the Availability Period’s expiration.

“Date Requested for Disbursement” means the Business Day on which the Obligor requests the Creditors to make the Disbursement pursuant to the Disbursement Request and Section 2.02 of this Agreement.

“Execution Date” means the date when each of the Parties executes this Agreement; if the Parties execute this Agreement on different dates, the Execution Date will be the later of said dates.

“Principal’s Payment Date” means: (i) For the Credit principal’s first payment, the Principal’s First Payment Date; (ii) for Credit principal’s last payment, the Maturity Date; and (iii) For the other Principal’s Payment Dates, each date taking place every 3 months as of the Principal’s First Payment Date until the Principal’s Payment Date immediately prior to the Maturity Date.

“Interest Payment Date” means: (i) For the Credit’s first interest payment, the First Interest Payment Date; (ii) For the Credit’s last interest payment, the Maturity Date; and (iii) For the other Interest Payment Dates, each date taking place every 3 months as of the First Interest Payment Date until the Maturity Date.

“Maturity Date” means the seventh anniversary date counted from the Disbursement Date.

“Free Cash Flow” means, for a Calculation Date determined using the Consolidated Financial Statements, the result of: (i) The EBITDA corresponding to the prior 12 continuous months ending on said Calculation Date; less (ii) Any taxes paid during the prior 12 continuous months ending on said Calculation Date; less (iii) Any Changes in the Working Capital corresponding to the prior 12 continuous months ending on said Calculation Date; and less (iv) The Capex corresponding to the prior 12 continuous months ending on said Calculation Date.

“Vulture Funds” means any fund: (i) Whose investment policy mainly focuses on purchasing, holding, or making investments in assets in crisis or insolvency; or (ii) Whose investments mainly refer to assets in crisis or insolvency.

“Authorized Official” means, with respect to a Person, the legal representative and any other official with the power to validly bind said Person.

“Guarantors” has the meaning assigned thereto in the preamble of this Agreement.

“Consolidated Interest Expense” means, for each period, in relation to the Joint Obligors, the consolidated expense for the Financial Debt’s term interest (including discount amortizations of securities issues), determined on a consolidated basis in accordance with the Accounting Standards, provided that: (i) The Consolidated Interest Expense of any entity acquired by the Joint Obligors during such period will be included pro forma for such period (assuming the consummation of the acquisition and the assumption of any Financial Debt in connection thereto, occurring from the first day of such period); and (ii) The Consolidated Interest Expense of any Person or line of business sold or disposed of under any title by the Joint Obligors (to the extent permitted under this Agreement) during such period will be excluded (assuming the consummation of the acquisition and the repayment of the Financial Debt in connection thereto, as if occurred from the first day of such period).

“Encumbrances” means, in relation to any asset (and with respect to the asset in question), any mortgage, movable security, usufruct intended to serve as guarantee for an obligation, antichresis, security trust, seizure, or ownership limitation of any type. Additionally, an asset will be considered subjected to an Encumbrance if a conditional purchase agreement, purchase agreement with reservation of ownership, option, or similar agreement has been entered into with respect thereto, in order to guarantee an obligation.

“Permitted Encumbrances” means:

(i) Encumbrances under the Applicable Tax Laws that are challenged in good faith and for which adequate reserves have been allotted in accordance with the Applicable Laws, the Accounting Standards, or any Governmental Authority’s order, provided that they do not result in a transfer of ownership of the relevant asset subject to the Encumbrance;

(ii) Encumbrances imposed by the Applicable Laws and associated with business transactions in the ordinary course of business with contractors or suppliers, provided that such Encumbrances do not refer to real estate;

(iii) Encumbrances imposed in the ordinary course of business, necessary to fulfill obligations to the employees (any labor, pension, or social security-related obligation and other social security regulations or laws);

(iv) Transit, water, gas, and electricity easements imposed on the Joint Obligors’ properties by the Applicable Laws or arising within the Joint Obligors’ ordinary course of business;

(v) Deposits and other Encumbrances to guarantee compliance with agreements or commercial offers entered into by the Joint Obligors from time to time within their ordinary course of business, in accordance with their usual practices, including guarantees or judicial bonds, performance policies, and others of a similar nature;

(vi) Licenses entered into for the use of third parties’ assets or rights within the Joint Obligors’ ordinary course of business;

(vii) Offsetting rights commonly and generally required in financial operations, including treasury operations;

(viii) Encumbrances existing on the Execution Date on any Joint Obligor’s or its Affiliates’ properties or assets, as listed in Exhibit 1.01 (G) – Existing Encumbrances;

(ix) Any Encumbrance existing on any property or asset prior to its acquisition by a Joint Obligor;

(x) Encumbrances granted by companies that become Joint Obligors after the Execution Date and before the date where they begin to be Joint Obligors;

(xi) Encumbrances on movable assets of the Joint Obligors for up to USD 2,000,000; and

(xii) Encumbrances arising as a result of conditional sales, retentions of titles, financial leasing transactions (including leasebacks), deposits, or similar agreements for the sale of goods, entered into by the Obligor, any Guarantor, or any of the Obligor’s Subsidiaries in the ordinary course of business, provided that the condition in Section 5.02 (xi) hereof is met.

“Guatemala” means the Republic of Guatemala.

“IBR” means the overnight benchmark banking indicator [Indicador Bancario de Referencia - IBR] with a 3-month listing period, published by the Colombian Central Bank [Banco de la República de Colombia] for the general public through the relevant technological platform available or its webpage (currently at http://www.banrep.gov.co/es/indicador-bancario-referencia-ibr/indicador-bancario-referencia-ibr), or any other information means deemed appropriate, according to the schedules established for this purpose in the Reference Banking Indicator’s Rules or any provision substituting, modifying, or supplementing them, corresponding to the Business Day prior to the beginning of any given Interest Period. The IBR is equivalent to the reference short-term nominal interest rate, denominated in Pesos, reflecting the price at which banks are willing to offer or take funds for 3 months in the money market. In case of any change to the regulations on this definition or the very rate’s denomination, such definition and/or denomination will be replaced by the one established by the new regulations and reflecting an equivalent indicator. If the indicator (IBR or equivalent) does not exist, the base to take shall be the result of subtracting from (i) The average capture rate of the 3-month term deposit certificates, as certified by the Colombian Central Bank (or any other competent Governmental Authority), the (ii) Average difference of the 12 months immediately prior to the date when the IBR (or its equivalent) ceased to exist, between the capture rate of the 3-months term deposit certificates and the IBR. In any case, the IBR will be calculated based on the IBR rules in force, published from time to time by the Colombian Banking and Financial Institutions Association [Asociación Bancaria y de Entidades Financieras de Colombia - Asobancaria] (or instrument modifying or supplementing it from time to time).

“Tax” means any rate, contribution, duty, or tribute required by any Governmental Authority, either through direct payment, withholding, or discount on payments made to or by any person, together with any relevant interest, fines, surcharges, or any ancillary amount.

“Excluded Taxes” means, with respect to the Creditors or any other beneficiary of an amount payable by the Joint Obligors under the Financing Documents: (i) Any Taxes accrued on their income, gross income, or net income and imposed to the relevant Creditor or beneficiary, as applicable, under the Applicable Law; (ii) Any franchise or associated taxes on the Person to whom the Tax is imposed, located in a given jurisdiction; (iii) Any taxes on profits paid by branches; (iv) Other Related Taxes; and (e) Any additional Tax imposed in connection with the assignment of this Agreement or any other Financing Document to a Creditor incorporated, located, or operating in a non-cooperative jurisdiction.

“Indemnifiable Taxes” are (i) In relation to a Creditor domiciled in Colombia and any payment made from Colombia, no Taxes at all; and (ii) In relation to a Creditor domiciled outside of Colombia or any payment made to a Creditor from outside Colombia, the Taxes, other than Excluded Taxes, imposed on, or with respect to any payment made by or for the benefit of any Obligor’s liability under any Financing Document and the Other Taxes.

“Cost Increase” has the meaning assigned thereto in Section 2.13(i)(a) of this Agreement.

“Default” means any event that by the simple lapsing of time or expiration of the applicable cure period would constitute an Event of Default pursuant to Section 6.01 hereof.

“Indebtedness Ratio” is the result of dividing, on any given Calculation Date, using the Consolidated Financial Statements, (i) The Joint Obligors’ Financial Debt; by (ii) The EBITDA for the prior 12 continuous months ending on the same Calculation Date (including said date).

“Industrias Kadima” has the meaning assigned thereto in the preamble of this Agreement.

“Confidential Information” has the meaning assigned thereto in Section 7.08 of this Agreement.

“Simple Interest” has the meaning assigned thereto in Section 2.07 of this Agreement.

“Inversiones Crynseen” has the meaning assigned thereto in the preamble of this Agreement.

“Inversiones Ganeden” has the meaning assigned thereto in the preamble of this Agreement.

“Inversiones Henia” has the meaning assigned thereto in the preamble of this Agreement.

“Inversiones Jades” has the meaning assigned thereto in the preamble of this Agreement.

“Non-Cooperating Jurisdiction” means the jurisdictions qualifying as non-cooperative, with no or a low taxation, and a preferential regime under the Applicable Law of each of the Obligor Parties.

“Laboratorios López” has the meaning assigned thereto in the preamble of this Agreement.

“Environmental Laws” means, with respect to any Person, the Applicable Laws on or in connection with the environmental protection and conservation or the natural funds use and exploitation, as well as those regulating the use, disposal, storage, final disposal, and, in general, management or release to the environment of pollutants or hazardous materials, applicable to said Person or their assets.

“Applicable Laws” means, with respect to a Person, any law, treaty, regulation, rule, order, statute, decree, ordinance, agreement, opinion, circular, or any order, writ, or judicial decision or arbitration award issued by a Governmental Authority and applicable to said Person or their assets.

“LIBOR” means, with respect to any interest calculation date, the interbank interest rate for 3-month term loans in Dollars, as determined by the ICE Benchmark Administration Limited (IBA) or any other entity that assumes said rate’s management, published by Reuters (or its relevant successor) on its LIBOR01 page, Bloomberg (or its relevant successor) on its BBAM page, or any other similar internationally reputed information system providing the relevant rates publication service, at 11:00 a.m. London time, corresponding to 2 Business Days prior to the start of any given Interest Period. Exclusively to determine the LIBOR, as defined, “Business Day” means any day that banks are open for business in New York, New York State, United States of America, and open for transactions on the interbank market in London, England. If for whatever reason, the LIBOR is not provided on any interest rate determination date, Creditors shall notify the Joint Obligors and, in lieu, determine the LIBOR on that date by calculating the arithmetic mean of the offered rates reported thereto at or close to 11:00 a.m., New York time, 2 Business Days prior to the start of any Interest Period, for deposits in Dollars by one or more of the main banks of New York, State of New York, United States of America, selected by the Creditors at their entire discretion; exclusively to determine the LIBOR, as defined solely for the event of quotes obtained at 11:00 a.m., New York City time, New York State, United States of America, the term Business Day means a day that are open for business in New York City, New York State, United States of America. In any events that the LIBOR is not provided on an interest rate determination date, the Creditors’ arithmetic calculations will be rounded up, if necessary, to the nearest five decimal places. The Creditors will make any determinations on the LIBOR, which shall be final in the absence of evident error.

“Sanctions Lists” means the “Specially Designated Nationals and Blocked Persons List” of the U.S. Department of the Treasury, the List of the Office of Foreign Assets Control - OFAC of the Department of the Treasury of the United States of America (U.S Department of the Treasury), the List of Sanctioned Firms and Individuals of the Inter-American Development Bank Group´s Sanctions Committee, the World Bank Group´s Listing of Ineligible Firms and Individuals, the Consolidated List of Financial Stations Targets, any list associated with persons involved in money laundering, terrorism financing, corruption, or criminal matters of the United Nations Organization or the European Union and any other generally recognized list used by any of the Creditors for such purposes or replacing any of the above.

“Majority of the Creditors” means, at any time, a plural number of at least two Creditors with an interest exceeding 50% of Credit’s outstanding balance. To determine the interest on the Credit referred to in this definition, any values outstanding in relation to Tranche B shall be translated to Pesos in accordance with the RMR published on the relevant calculation date.

“Majority of the Creditors to Accelerate” means, at any time, a plural number of at least two Creditors with an interest exceeding 66.6% of the Credit’s outstanding balance. For purposes of determining the participation in the Credit referred to in this definition, To determine the interest on the Credit referred to in this definition, any values outstanding in relation to Tranche B shall be translated to Pesos in accordance with the RMR published on the relevant calculation date.

“Nicaragua” means the Republic of Nicaragua.

”Accounting Standards” means the International Financial any Reporting Standards enacted by the International Accounting Standards Board (“IASB”) (including IASB-approved standards and interpretations) and any statements developing them.

”Obligations to Refinance” has the meaning assigned thereto in consideration (i) hereof.

”Financial Obligations” has the meaning assigned thereto in Section 5.01(xxiv) of this Agreement.

”Joint Obligors” has the meaning assigned thereto in the preamble of this Agreement.

”Corporate Transactions” means, with respect to any Person, any transaction or operation that entails or implies the incorporation of Subsidiaries, corporate transformations, decreases of capital stock (save for capital increases not implying a Change of Control), mergers, spin-offs, liquidations, dissolutions and/or transactions or operations with similar or equivalent effects, as well as the transfer of registered offices or domiciles.

”Other Related Taxes” means, with respect to any Creditor, Taxes imposed due to present or past connections between the Creditor and the jurisdiction imposing the Tax, other than the Taxes that may be imposed as a result of the execution, performance, and compliance of the Financing Documents; the assumption of commitments in other transactions under any Financing Document; or the assignment by the Creditor of its interests on any Credit or Financing Document; the performance, delivery, or fulfillment of obligations, receipt of payments, receipt or perfecting of guarantees by virtue of, or assignment of the Creditor’s interest on any Credit or Financing Document.

“Promissory Note” means, individually or collectively, each promissory note executed under this Agreement by each of the Joint Obligors, substantially in the form and contents of Exhibit 2.02(iv)(a)-1, Exhibit 2.02(iv)(a)-2, Exhibit 2.02(iv)(b)-1, or Exhibit 2.02(iv)(b)-2, as applicable.

“Payment in Excess” has the meaning assigned thereto in Section 2.17 of this Agreement.

“Prohibited Payment” means any offer, gift, present, payment, promise or payment, or payment authorization of money or any valuable object to any Person, directly or indirectly made for purposes of bribing or influencing such Person’s actions and omissions to obtain, maintain, or secure an illegitimate benefit or advantage.

“Panama” means the Republic of Panama.

“Indemnified Party” has the meaning assigned thereto in Section 7.07 of this Agreement.

“Receiving Party” has the meaning assigned thereto in Section 7.08 of this Agreement.

“Related Party” means any Person, excluding the Joint Obligors, where any of the Ultimate Beneficiaries has an interest in their capital stock on the Execution Date, either directly, indirectly, or through one or more third parties.

“Disclosing Party” has the meaning assigned thereto in Section 7.08 of this Agreement.

“Parties” means, collectively, the Joint Obligors, the Guarantors, the Creditors, and the Management Agent, as stated in the preamble of this Agreement. If any of the above is considered individually, it will be referred to as the “Party”.

“Obligor Parties” has the meaning assigned thereto in the preamble of this Agreement.

“Availability Period” means the period starting on the Execution Date and ending 30 days following the Execution Date.

“Interest Period” means, in relation to the Credit: (i) For the first Interest Period, the period between the Disbursement Date and the day immediately before the following Interest Payment Date; (ii) For the last Interest Period, the period between the Interest Payment Date before the Maturity Date and the Maturity Date; and (iii) For the other Interest Periods, the period between any Interest Payment Date and the day immediately before the subsequent Interest Payment Date.

“Person” means any individual, entity, de facto entity, trust, association, joint venture, Governmental Authority, or any entity with its own legal standing.

“Sanctioned Person” means any Person: (i) Included in any Sanctions List; (ii) Regularly residing, incorporated in, or owned or controlled by, or acting on behalf of a Person regularly residing or incorporated under the laws of a country or territory subject to the Sanctions Regime (including, without limitation North Korea, Cuba, Iran, Syria, Sudan, and the geographic territory of the Crimean region of Ukraine); (iii) Otherwise subject to sanctions applied under the Sanctions Regime; or (iv) Whose direct or indirect owner, proprietor, shareholder, or beneficiary is any Person described in paragraphs (i), (ii) or (iii) above or controlled thereby.

“Pharmarketing Costa Rica” has the meaning assigned thereto in the preamble of this Agreement.

“Pharmarketing Guatemala” has the meaning assigned thereto in the preamble of this Agreement.

“Pharmarketing Panama” has the meaning assigned thereto in the preamble of this Agreement.

“Pharmarketing RD” has the meaning assigned thereto in the preamble of this Agreement.

“Pharmarketing Salvador” has the meaning assigned thereto in the preamble of this Agreement.

“Pharmayect” has the meaning assigned thereto in the preamble of this Agreement.

“Corporate Governance Plan” means the material provisions of the corporate governance plan adopted by Unimed Pharmaceuticals, listed in Exhibit 1.01 (H) – Corporate Governance Plan.

“Fraudulent Practices” means any unlawful act or omission, including any unlawful misrepresentation or false representation, that knowingly or recklessly deceives or attempts to deceive any Person to obtain a financial or other benefit or avoid a legal obligation.

“Obstructive Practices” means, in connection with any investigation carried out by a Creditor or any Governmental Authority on any Prohibited Practices committed by the Joint Obligors or in which the Joint Obligors or any other Person acting on behalf thereof or following their instructions allegedly engaged: i. Destroying, falsifying, altering, or concealing material evidence, or making false statements to any investigators to materially obstruct their investigation; ii. Threatening, persecuting, or intimidating any Person to prevent them from disclosing information on matters relevant to any investigation or pursuing such an investigation; or iii. Engaging in any action aimed at materially preventing the exercise of the rights to access, information, and inspection granted to the Creditors under the Financing Documents.

“Prohibited Practices” means any of the following: (i) Harming or damaging, or threatening to harm or damage, directly or indirectly, any Person or their property to improperly influence their actions; (ii) An agreement between two or more parties to accomplish an improper purpose, including inappropriately influencing another Person’s actions; (iii) Directly or indirectly offering, giving, receiving, or requesting, any valuable item to improperly influence another Person’s actions; (iv) Any action or omission, including misrepresentations, to knowingly or recklessly deceive or attempt to deceive a Person to obtain a financial or other benefit or evade an obligation; and (v) An Obstructive Practice.

“Principal’s First Payment Date” means the date corresponding to 3 months following the Disbursement Date.

“First Interest Payment Date” means the date corresponding to 3 months following the Disbursement Date.

“Short-Term Leverage Ratio” means the result of dividing, on any given Calculation Date, based on the Consolidated Financial Statements: (i) The Joint Obligors’ Financial Debt with maturities below 360 days (excluding the current portion of the Long-Term Financial Debt); by (ii) The Joint Obligors’ EBITDA during the last 12 months.

“Debt Service Coverage Ratio” or “DSCR” means the result of dividing on a given Calculation Date: (i) The Free Cash Flow for the 12 months prior to the Calculation Date plus the Initial Cash; by (ii) The Debt Service for the 12 months prior to the Calculation Date.

“Recognition before a Notary” means the recognition of this Agreement and its obligations before a notary public in El Salvador that Laboratorios López, Biokemical, Pharmarketing Salvador, and CDI Salvador shall make.

“Net Cash Funds” means the cash funds received by a Person, less the Taxes, charges, fees, fees, and any other costs and expenses under market conditions attributable to the receipt of indemnifications or compensation of any nature.

“Amendments to the Bylaws” means the amendments to any of the Joint Obligors’ bylaws.

“Sanctions Regime” means the economic or financial sanctions, or trade embargoes imposed at any time by (i) The government of the United States of America; (ii) The United Nations’ Security Council; (iii) The European Union; (iv) The UK’s Treasury Office; or (v) Any Governmental Authority exercising jurisdiction over the Joint Obligors or their operations.

“Permitted Reorganization” means the corporate reorganization that the Joint Obligors will carry out in terms of Exhibit 1.01 (I) – Permitted Corporate Reorganization.

“Environmental Liability” means any liabilities, obligations, losses, damages, sanctions, costs, and expenses (including any advisory fees, expenses, and disbursements), fines, penalties, and interest incurred in as a result of or in connection with any claim before a Governmental Authority for the alleged violation or breach of an Environmental Law.

“Sabadell” means Banco Sabadell Miami Branch, as stated in the preamble of this Agreement.

“Debt Service” means, in relation to the 12 continuous prior months-period ending on a given Calculation Date, the result of adding: (i) Any repaid principal of the Long-Term Financial Debt, expressly excluding voluntary advance payments; plus (ii) The total amount of interest paid for the Long-Term Financial Debt; plus (iii) The total amount of interest paid for the Short-Term Financial Debt; plus (iv) The total amount paid for interest rate and exchange rate hedges associated with the Financial Debt; and plus (v) The total repaid principal corresponding to non-renewed or non-replaced Short-Term Financial Debt, except for the any Short-Term Financial Debt paid in the last 15 days.

“Disbursement Request” has the meaning assigned thereto in Section 2.02(i) of this Agreement.

“Solvent” means, with respect to any Person, at any time: (i) That the Person does not incur in any of the causes referred to under the Applicable Laws for the initiation of an insolvency or any similar or equivalent proceeding under the laws Applicable to such Person; (ii) That the accounting value of the Person’s assets, according to its most recent financial statements, exceeds the amount of its obligations and liabilities; (iii) That the Person can satisfy its obligations as they become due and is able to pay its debts when and upon they become due; (iv) That no promoter, liquidator, or any other judge or official has been appointed to administer (or assist in the administration of) all or part of the Person’s assets or operations; and (v) That no application, declaration, or filing has been made in order to initiate a reorganization proceeding, judicial liquidation, insolvency declaration, or any similar procedure with respect to said Person or for the purpose of obtaining an early dissolution and liquidation thereof.

“Subsidiary” means, with respect to any Person and at any time, any company, association, joint venture, trust, or any other entity of which (or in which) over 50% of its Shares with the Right to Vote are directly or indirectly owned or Controlled, at that moment, by such Person, or which is Controlled by such Person.

“Simple Interest Rate” means, collectively, Tranche A and Tranche B’s Interest Rate.

“Tranche A’s Interest Rate” has the meaning assigned thereto in Section 2.07(i)(a) of this Agreement.

“Tranche B’s Interest Rate” has the meaning assigned thereto in Section 2.07(i)(b) of this Agreement.

“Default Interest Rate” means, i. With respect to Tranche A, the maximum interest rate permitted under the Applicable Laws; and ii. With respect to Tranche B, Tranche B’s Interest Rate plus 3%.

“RMR” means the representative market exchange rate to determine the amount of Pesos equivalent to one Dollar, as daily calculated and certified by the Financial Superintendency of Colombia (or whoever acts in its stead) and daily published at https:/ /www.superfinanciera.gov.co/jsp/index.jsf.

“Tranche A” means the portion of the Credit denominated in Pesos, for an amount of up to COP 131,848,000,000 plus the equivalent in Pesos of USD 21,100,000 on the Disbursement Date, that will be granted by the Tranche A Creditors.

“Tranche B” means the portion of the Credit denominated in Dollars, for an amount of up to USD 35,000,000 that will be granted by the Creditors of Tranche B.

“Operating Profits” means, for any period, in relation to the Joint Obligors’ use of the Consolidated Financial Statements, the revenues from the Joint Obligors’ sales and services; less (i) The sales and production costs; less (ii) The sales operating expenses; and less (iii) The administrative operating expenses.

“Unimed Pharmaceuticals” means Unimed Pharmaceuticals Ltd., a company incorporated and existing under the laws of Malta, identified with C59671.

Section 1.02 Rules of Interpretation

Unless the context hereof requires otherwise, the following rules will be used to interpret this Agreement:

(i) Capitalized terms will be equally applicable in the singular and the plural, according to their corresponding meanings;

(ii) Any reference to a Person shall also be understood to include that Person’s successors, permitted assignees under any agreement, instrument, contract, or other document (including, but not limited to Persons resulting from a merger or spin-off process);

(iii) Whenever the context requires it, pronouns shall include the corresponding masculine, feminine, or neutral form;

(iv) References hereto or any other contract, agreement, document, or any specific provision thereof shall be construed as references to such instrument or provision, as amended from time to time pursuant to its corresponding terms;

(v) Any references to clauses, sections, paragraphs, subparagraphs, and Exhibits shall be understood to refer to the clauses, sections, paragraphs, subparagraphs, Exhibits, and appendices of this Agreement, unless otherwise may be inferred from the context;

(vi) The words “including”, “includes” and “include” will be deemed followed by the phrase “without limitation”, unless otherwise is expressly provided in this Agreement;

(vii) References to the Applicable Laws shall include all Applicable Laws as they supplemented, extended, consolidated, modified, or substituted from time to time, and to any order, regulation, instrument, or others issued by virtue thereof;

(viii) Any figure herein expressed in Dollars will also include the equivalent figure in any other currency (including Pesos). The equivalent figure shall be determined based on the RER in force on such figure’s determination date unless this Agreement expressly provides otherwise;

(ix) If any of the dates established to make any payment under this Agreement does not fall on a Business Day, the relevant payment shall be made on the immediately following Business Day, accruing interest for the period between the payment date and the aforementioned Business Day, and without affecting, among others, the beginning of any Interest Period, the determination of the following Interest Payment Dates, and the following Principal’s Payment Dates. Notwithstanding the above, if the immediately following Business Day corresponds to a day of another month, the relevant payment shall be made on the immediately preceding Business Day;

(x) The titles of any clauses and sections in this Agreement are exclusively included to facilitate their reading; therefore, they do not define or limit their content. For this Agreement’s interpretation purposes, the Parties shall exclusively submit to its considerations and clauses (including the sections under each clause) and in no manner whatsoever to their titles;

(xi) For the purposes of this Agreement, the expressions “to the best of my knowledge and understanding” and “in your knowledge” correspond to the knowledge that any Person arrives at or should have, in their capacity as legal representative, manager, or Management Employee for any Person in connection with whom the representation --subject to the qualification “to the best of my knowledge” or “to the best of their knowledge”-- is made, following any diligent and appropriate consultations;

(xii) Upon establishing that the Management Agent acts or makes decisions, the Management Agent will be understood to act or make decisions according to the instructions of the Creditors, the Majority of the Creditors, or the Majority of the Creditors to Accelerate, as provided for herein; and

(xiii) The Parties have collectively engaged in the negotiation and drafting of this Agreement. In case of any ambiguity or doubt with respect to any clause, section, subparagraph, paragraph, or Exhibit’s intention or interpretation, such clause, section, subparagraph, paragraph, or Exhibit shall be interpreted as if it was collectively drafted by the Parties and no presumption or burden of proof will apply to favor or disfavor any of the Parties by virtue of Agreement’s provisions authorship.

Section 1.03 Accounting Terms

(i) Any accounting terms not defined in this Agreement and all financial information (including financial ratios and other financial calculations) required to be delivered pursuant to this Agreement, shall be interpreted and prepared in accordance with the Accounting Standards applicable from time to time and consistently applied to prepare the financial statements referred to in Section 5.01 hereof, except as otherwise provided in this Agreement.

(ii) If a change to the Accounting Standards affects at any time the financial ratios calculation or any requirement established in the Financing Documents, the Creditors and the Joint Obligors shall negotiate in good faith the financial ratio or requirement’s modification to maintain their target in light of the change in the Accounting Standards, provided that the Joint Obligors or Creditors request so, and (a) The ratio continues to be calculated based on the financial standards in force before the modification took place; and (b) The Joint Obligors deliver to the Creditors any financial statements and documents requested pursuant to this Agreement, reconciling the financial ratios or requirements calculation before and after the change to the Accounting Standards.

CLAUSE II

OBJECT

Section 2.01 Credit

(i) Under this Agreement and subject to its terms and conditions, Creditors agree to grant the Obligor, severely and not jointly, during the Availability Period, a credit that will comprise the following tranches (the “Credit”):

(a)	Tranche A of the Credit, for an amount of up to COP 131,848,000,000, plus the equivalent in Pesos of USD 21,100,000 on the Disbursement Date, granted by the Tranche A Creditors in accordance with their corresponding Commitments; and

(b)	Tranche B of the Credit, for an amount of USD 35,000,000, granted by the Tranche B Creditors in accordance with their corresponding Commitments.

(ii) The Credit does not include interest, fees, expenses, or any amount other than the Credit’s principal, which must be paid by the Joint Obligors and is stipulated herein. The Credit is granted under the non-revolving credit modality; therefore, the amounts disbursed and paid by the Joint Obligors under this Agreement cannot be disbursed again.

(iii) Each of the Creditors’ Commitment to grant the Credit hereunder will end on the date that the Availability Period expires, or their Commitments are canceled pursuant to Section 2.15 of this Agreement (whichever occurs first), with no liability whatsoever for the Creditors.

Section 2.02 General Rules for Disbursement

The Creditors’ obligation to make the Disbursement shall be subject to the following rules:

(i) Disbursement Request. The Obligor will submit to the Management Agent a disbursement request (the “Disbursement Request”) prepared in accordance with the model enclosed as Exhibit 2.02(i) – Disbursement Request. After the Disbursement Request is received and compliance with the conditions precedent referred to in in Section 4.01 hereof is verified, the Creditors, severally and not jointly, will disburse the Credit in a single Disbursement according to their Commitments and following the Obligor’s instructions under the Disbursement Request. For purposes disbursing any amounts subject to novation, the provisions of Exhibit 1.01(E) – Terms of Novation of this Agreement shall be followed;

(ii) Irrevocability of Disbursement Request. The Disbursement Request shall be irrevocable, and Obligor instructs the Management Agent to deem unwritten any instruction received for whatever reason by the Obligor or its Authorized Officials (a) After the Disbursement Request’s submission; and (b) That is contrary to or has any discrepancies with the Disbursement Request;

(iii) Disbursement Request’s Submission. The Management Agent must receive the Disbursement Request not later than at 11:00 a.m. (Colombian time), (a) At least 5 Business Days before the Availability Period’s expiration; and (b) At least 4 Business Days before the Date Requested for Disbursement. The Disbursement Request shall be delivered together with all the documents and certificates necessary to evidence compliance with all the conditions precedent provided in Section 4.01 hereof;

(iv) Promissory Notes. As a condition precedent to the Disbursement, the Joint Obligors shall deliver to the Management Agent:

(a)	Blank promissory notes with their corresponding letters of instructions in favor of each Creditor, all of which shall be governed by Colombian law and be executed and issued in Colombia by each of the Joint Obligors --except for Laboratorios López, Biokemical, Pharmarketing Salvador, and CDI Salvador-- and endorsed by each of the Guarantors, as appropriate, in the terms of the forms enclosed as Exhibit 2.02(iv)(a) – 1 for Tranche A and Exhibit 2.02(iv)(a) – 2 for Tranche B; and

(b)	Promissory Notes in favor of each Creditor, all of which shall be governed by Colombian law El Salvador and be executed and issued in El Salvador by Laboratorios López, Biokemical, Pharmarketing Salvador, and CDI Salvador in the terms of the forms enclosed as Exhibit 2.02 (iv)(b) – 1 for Tranche A and Exhibit 2.02(iv)(b) – 2 for Tranche B.

(v) Notification. Not later than on the Business Day following the date that the Management Agent receives the Disbursement Request, the Management Agent shall notify each of the Creditors thereof, stating the Date Requested for Disbursement and the amount of the Credit that each Creditor must disburse under its Commitments.

(vi) Verification of the Condition Precedents’ Compliance for Purposes of the Disbursements. After the Creditors receive the Disbursement Request, the Management Agent shall verify compliance with the conditions precedent referred to in Section 4.01 of this Agreement, within the Business Day following the relevant Disbursement Request notification date and up to the 2 Business Days immediately prior to the Date Requested for Disbursement. If any Creditor determines that the conditions precedent referred to in Section 4.01 have not been met, it will inform so to the Management Agent, who will in turn inform the Obligor and the other Creditors not later than on the Business Day prior to the Date Requested for Disbursement. In this case, the Borrower shall submit a new Disbursement Request, substantially in the form of Exhibit 2.02(i) – Disbursement Request. If the Creditors determine that the conditions precedent are met or if none of the Creditors or the Management Agent object to such conditions precedent’s compliance before the Business Day immediately prior to the Date Requested for Disbursement, the conditions precedent shall be deemed duly satisfied and each of the Creditors shall make the Disbursement abiding by the terms under the respective Disbursement Request and in proportion to the entire Disbursement corresponding to each under their respective Commitments; and

(vii) Making the Disbursement. After the steps described in the above paragraphs are completed, not later than at 2:00 p.m. (Bogotá D.C., Colombia time) of the Date Requested for Disbursement, the Creditors shall deposit, in accordance with their Commitments, the relevant disbursement amounts in the account established under the relevant Disbursement Request and in proportion to the entire Disbursement.

Section 2.03 Destination of Funds

The disbursed funds of the Credit shall be exclusively used for the advance payment and/or novation of the Obligations to Refinance, as detailed in Exhibit C – Obligations to Refinance of this Agreement, after satisfying the costs and expenses of structuring this Agreement.

Section 2.04 Principal’s Payments

(i) The Joint Obligors agree to pay the Creditors the outstanding balance of the Credit actually disbursed in 28 quarterly installments, payable on each of the Principal’s Payment Dates pursuant to the payment schedule established in Exhibit 2.04 (i) – Amortization Schedule, unless the Management Agent, following the instructions of the Majority of Creditors to Accelerate, declares that the Credit’s principal amount is due and payable in advance, as provided hereunder. Each amortization installment will correspond to the lesser value between (a) The percentage of Credit’s principal established in Exhibit 2.04 (i) – Amortization Schedule; and (b) The Credit’s outstanding amount, understanding that no balance or amount payable of or in connection with the Credit, may remain outstanding after the Due Date.

(ii) If pursuant to Section 2.06 hereof any mandatory advance payment, or pursuant to Section 2.05 hereof any voluntary advance payment is made, the Management Agent will replace Exhibit 2.04 (i) – Amortization Schedule for a new amortization table that reflects the amounts outstanding (according to the information delivered by each of the Creditors, as appropriate). The new amortization table will be deemed an integral part of this Agreement unless any manifest error appears therein.

Section 2.05 Voluntary Advance Payments

The Joint Obligors may make total or partial voluntary advance payments of the Credit, provided that:

(i) The Management Agent is notified of their intention to make the voluntary advance payments not less than 15 Business Days prior to the intended advance payment’s date. Voluntary advance payment notices shall be irrevocable and, accordingly, any subsequent notice to the contrary by the Joint Obligors will not be valid;

(ii) There is no amount due and outstanding in favor of the Creditors for principal, interest, fees, expenses, and other charges;

(iii) The advance payments are made on an Interest Payment Date together with any interest due and any other costs or fees outstanding on the relevant Interest Payment Date;

(iv) Voluntary advance payments shall be made for minimum amounts of USD 5,000,000 and in whole multiples of USD 1,000,000 (or its equivalent in Pesos). Advance payments for amounts below USD 5,000,000 and/or which do not correspond to an integer multiple of USD 1,000,000 will only be acceptable if the Credit’s outstanding amount is less than USD 5,000,000 and the voluntary advance payment is made for the totality of the Credit’s outstanding amount;

(v) Any sums paid as voluntary advance payments will be used to make advance payments of the Credit’s amortization installments, in reverse order to their Maturity Date and prorate to the portion of the principal’s outstanding balance of each of Tranche A’s and Tranche B’s Creditors. To make this calculation, any amounts owed in Dollars shall be calculated in Pesos using the RER in force on the date that the relevant payment is received.

(vi) Creditors shall be paid a prepayment fee (the “Prepayment Fee”) equal to: (a) The amount paid in advance by the Joint Obligors; (b) Multiplied by the percentage corresponding under the table below, according to the period in which the voluntary advance payment is made; (c) Plus the relevant VAT or Movable Assets and Services Transfer Tax (MASTT) and/or other applicable Taxes:

No.	Reference Period	Prepayment Factor
1	The period beginning on the Disbursement Date (including such date) and ending on the first anniversary of the Disbursement Date (excluding such date).	0.7%

2	The period beginning on the first anniversary of the Disbursement Date (including such date) and ending on the second anniversary of the Disbursement Date (excluding such date).	0.6%

3	The period beginning on the second anniversary of the Disbursement Date (including such date) and ending on the third anniversary of the Disbursement Date (excluding such date).	0.5%

4	The period beginning on the third anniversary of the Disbursement Date (including such date) and ending on the fourth anniversary of the Disbursement Date (excluding such date).	0.2%

5	The period beginning on the fourth anniversary of the Disbursement Date (including such date) and ending on the fifth anniversary of the Disbursement Date (excluding such date).	0.15%

6	The period beginning on the fifth anniversary of the Disbursement Date (including such date) and ending on the sixth anniversary of the Disbursement Date (excluding such date).	0.1%

7	The period beginning on the sixth anniversary of the Disbursement Date (including such date) and ending on the Due Date.	0%

(vii) The Joint Obligors will be liable for and required to pay any cost incurred in by the Creditors due to any voluntary advance payment, unless they comply with the conditions referred to in this Section. The Joint Obligors shall also pay to the Creditors any reasonable and documented loss, cost, or expense incurred in thereby in the event that the Joint Obligors fail to make any prepayment on the date established thereby under the relevant prepayment notice delivered to the Management Agent in the terms provided for in this Agreement.

(viii) Any amount paid in advance shall not be subject to a new Disbursement.

Section 2.06 Mandatory Advance Payments

(i) The Joint Obligors agree to mandatorily pay in advance the Credit’s outstanding balance, along with the any other sums owed to the Creditors for principal or interest, fees, expenses, and charges under the Credit, in whole or in part, as applicable at any time during the term of this Agreement, upon any of the following events and in the amounts below:

(a)	Within the 10 Business Days following the relevant payment’s receipt by a Joint Obligor, with Net Cash Funds exceeding COP 5,000,000,000 (or its equivalent in another currency) from compensations or payments for the total or partial confiscation of any of the Joint Obligors’ assets, unless within the 10 Business Days following the confiscation and provided that no Default or Event of Default has taken place or continues to occur, the relevant Joint Obligor notifies the Management Agent, directly or through one or more Affiliates, its intention to invest the Net Cash Funds, within the 120 days following their receipt, in operating assets generally used in the line of business of the Joint Obligor. Any portion of the Net Cash Funds not invested by said Obligor or Affiliate pursuant to this Section, will be applied to pay the Credits in advance, not later than on the third Business Day following the aforementioned 120-day period’s expiration;

(b)	Within the 10 Business Days following the receipt of the respective payment by a Joint Obligor, with the Net Cash Funds exceeding COP 5,000,000,000 (or its equivalent in another currency) from any insurance compensation, unless within the 10 Business Days following the compensation and, provided that no Default or Event of Default has taken place or continues to occur, the relevant Joint Obligor notifies to the Management Agent, directly or through one or more Affiliates, its intention to invest the Net Cash Funds, within the 120 days following their receipt, in the replacement of any damaged assets or in operating assets of the type generally used in the Joint Obligor’s line of business, case in which the investment may include the repair, restoration, or replacement of the applicable assets or goods. Any portion of the Net Cash Funds that is not invested by said Obligor or Affiliate pursuant to this Section, will be applied to pay the Credits in advance, not later than on the third Business Day following the aforementioned 120-day period’s expiration;

(c)	Within the 10 Business Days following the relevant payment’s receipt by a Joint Obligor, with the Net Cash Funds exceeding COP 5,000,000,000 (or its equivalent in another currency) from the payments for the sale or transfer of the Joint Obligor’s fixed assets, unless within the 10 Business Days following such sale or transfer of assets and, provided that no Default or Event of Default has taken place or continues to occur, the relevant Joint Obligor notifies to the Management Agent, directly or through one or more Affiliates, its intention to invest the Net Cash Funds, within the 120 days following their receipt, in the replacement of the assets sold or transferred or in operating assets of the type generally used in the Joint Obligor’s line of business. Any portion of the Net Cash Funds that is not invested by said Obligor or Affiliate pursuant to this Section, will be applied to pay the Credits in advance, not later than on the third Business Day following the aforementioned 120-day period’s expiration;

(ii) The Joint Obligors shall notify the Management Agent in writing of any mandatory advance payment of the Credit that they are required to make pursuant to this Section, at least 10 Business Days before the payment.

(ii) Any mandatory advance payment amounts shall be used to pay in advance the Credit’s amortization installments in reverse order to their Maturity Date, prorate to the portion of the principal’s balance outstanding by each of Tranche A’s and Tranche B’s Creditors. To make this calculation, the amounts owed in Dollars shall be calculated in Pesos using the RER in force on the date that the corresponding payment is received.

(iv) Any advance payment of the Credit shall be made together with the payment of any interest, fees, expenses, and others due under the Financing Documents, as notified by the Management Agent.

(v) Any amount paid in advance shall not be subject to new Disbursements.

Section 2.07 Simple Interest

(i) The Credit will accrue simple interest (the “Simple Interest”) on the balance outstanding, in accordance with the Simple Interest Rates described below:

(a)	Tranche A will accrue Simple Interest on its amortization outstanding balance A at an interest rate equivalent to the IBR plus 5.3% annual nominal rate paid quarterly in arrears (the “Tranche A’s Interest Rate”); and

(b)	Tranche B will accrue Simple Interest on its amortization outstanding balance at an interest rate equivalent to the LIBOR plus 4.8% nominal annual rate paid quarterly in arrears (the “Tranche B’s Interest Rate”). In the case of Bancolombia (Panama Branch), the interest rate corresponding to the Special Interest Compensation Fund (SICF) will be added to Tranche B’s Interest Rate, whenever applicable under the Panamanian legislation.

(ii) The Simple Interest will be paid on each Interest Payment Date, in arrears.

(iii) All Simple Interest established herein and in the Promissory Notes will be calculated on a 360-days year-base, i.e., current/360; and

(iv) The Management Agent will notify the Joint Obligors of the amounts payable for Simple Interest, in accordance with the Creditors’ calculation, not less than 5 Business Days before the relevant Interest Payment Date. These calculations will be, in the absence of any evident error, binding to the Parties. In any case, failure by the Management Agent to deliver the above notice will not exempt the Joint Obligors from their obligation to pay the Simple Interest.

Section 2.08 Simple Interest Rate’s Adjustment

The Parties acknowledge and agree that the calculation and payments of the Simple Interest, along with any other fees or amounts (other than principal) payable to the Creditors hereunder, under no circumstance may exceed the maximum interest rate permitted under the Applicable Laws.

If the addition of the Simple Interest’s calculation (after the Tranche A’s Interest Rate and Tranche B’s Interest Rate are applied) payable on any Interest Payment Date, to any other sum payable by the Joint Obligors to the Creditors for other services related to the Credit exceeds the maximum interest rate permitted under the Applicable Laws, the Parties accept and authorize the Creditors to adjust the Simple Interest Rate so that the total amount of the Joint Obligors’ payments on an Interest Payment Date for interest, fees, and other services related to the Credit does not exceed the maximum interest rate permitted under the Applicable Laws. After adjusting the Simple Interest Rate, the Management Agent will deliver to the Joint Obligors a notice describing the adjustment to the Simple Interest Rate and indicating the total amount payable for interest, fees, and other services related to the Credit.

For the sake of clarity, the Parties also acknowledge and agree that the adjustment to the Simple Interest Rate established in this Section 2.08 will not affect the default interest rate referred to in Section 2.09 below.

Section 2.09 Default Interest

(i) If there is default or arrearage in the payment of any part of the Credit, default interest shall accrue on the amount due and failed to pay at the Default Rate.

(ii) Failure to pay the Simple Interest on the Payment Dates provided for hereunder shall require the payment of default interest in the terms and for the causes referred to in Article 69 of Act 45 of 1990 and Article 886 of the Commerce Code. Therefore, as long as Credit’s acceleration is not declared, Creditors may collect default interest on any due installments outstanding, even if only include interest, to the extent permitted under the Applicable Laws.

(iii) Default interest will be calculated for the number of days that the default lasts.

Section 2.10 Fees

The Joint Obligors will pay to the Creditors the fees established in the Fee Letters, in any case, subject to the limits provided for under the Applicable Law.

Section 2.11 Payment Rules

Any payments of the principal, interest, fees, and other amounts payable by the Joint Obligors to the Creditors under the Financing Documents will be subject to the following rules:

(i) Payment Currency. Payments of the principal, interest, fees, and any other amounts payable under Tranche A of the Credit shall be made in Pesos, and payments of the principal, interest, fees, and any other amounts payable under Tranche B of the Credit shall be made in Dollars as provided for hereunder;

(ii) In General. The Obligor Parties’ obligations are joint. The Obligor Parties shall make the payments under the Financing Documents unconditionally and without no retention, protest, or setoff rights. Any payments under this Agreement or the Promissory Notes shall be made through wire transfer with funds immediately available to the Creditors’ bank accounts informed by the Management Agent. Any payment received by the Creditors after 12:00 noon (Bogotá D.C., Colombia time) will be deemed made on the following Business Day and the applicable interest will continue to accrue. Creditors reserve the right to request the Obligor Parties to provide them with documents and information showing the relevant payment within the 3 Business Days following the relevant request;

(iii) Account Charge; Setoff. Notwithstanding the above and the other obligations in connection with the payments provided for herein, to the extent that the Applicable Laws and relevant exchange provisions allow it, the Joint Obligors irrevocably authorize and instruct the Creditors to offset against the funds available in any account or deposit opened or to be opened by any Joint Obligor with the Creditors or any of their local and foreign Affiliates, any liabilities related to the principal, interest, fees, expenses, and ancillary amounts under this Agreement or the Promissory Notes, on any date that a Joint Obligor fails to pay any amount due to the Creditors under the Financing Documents. Additionally, if the Joint Obligors fail to pay the Creditors any amount due on any date under the Financing Documents, the Joint Obligors hereby irrevocably authorize the Creditors, to the extent permitted under the Applicable Law, to offset such amount outstanding against any available liquid funds in any account that any of the Joint Obligors has with the Creditors or their Affiliates, including, without limitation deposits and/or on demand, savings, term, investment accounts, up to an amount equal to the sum outstanding and due to the Creditors, without the need for any prior requirement, notice, or lawsuit whatsoever. Creditors shall notify to the relevant Joint Obligor, as appropriate, within the following 5 Business Days, any charge or setoff in accordance with this paragraph, registering the reduction of the outstanding balance payment resulting from the relevant application of the funds; it is hereby acknowledged that failure to deliver the abovementioned notification will not affect the validity of the relevant charge or setoff;

(iv) In those cases where: (a) The Joint Obligors make Credit payments in other currencies and the relevant Creditors accept them, the obligation will be deemed paid if the amount in Pesos or Dollars, as appropriate, that the Creditors could acquire with the relevant currency, applying common banking procedures and the applicable fees, commissions, and charges associated with such a transaction on the date that the Creditors receive the currency, is not below the actual amount that the Creditors would have received if the Payment were made in Pesos or Dollars, as appropriate. If the amount in Pesos or Dollars, as applicable, that the Creditors could have purchased with said currencies is less than the amount in Pesos or Dollars, as applicable, that Creditors were entitled to receive hereunder, the Joint Obligors shall any additional sums of the currency necessary for the Creditors to obtain enough Pesos or Dollars, as applicable, to cover the entire payment; and/or (b) The competent judge orders the payment in another currency, the relevant payment obligation shall not be deemed satisfied unless it corresponds to the actual receipt of the total amount of Pesos or Dollars, as applicable, that the Creditors would have received if the payment were made in the relevant currency pursuant to this Agreement;

(v) If any amount owed by the Joint Obligors in Dollars needs to be translated to another currency to obtain a judge’s ruling, the applicable exchange rate will be that at which, under the banking procedures, the Tranche B Creditors may purchase Dollars at any of their main offices on the Business Day prior to the ruling’s issuance date. The Joint Obligors’ obligation in connection with the amount owed to any of the Tranche B Creditors under the Financing Documents will be deemed satisfied, --regardless of the exchange rate applied in the ruling--, only to the extent that on the Business Day following the date that the Tranche B Creditors receive the amount awarded in another currency under the ruling, they may, under common banking procedures, purchase and transfer an equivalent amount in Dollars to the accounts they direct. If the amount in Dollars that the Tranche B Creditors bought and transferred in Dollars is less than the amount originally owed thereto in Dollars, the Joint Obligors shall indemnify the Tranche B Creditors and pay the relevant additional amount of the currency necessary to complete the payment of the amount originally owed in Dollars. If the amount in Dollars available under the ruling exceeds the amount originally owed to the Tranche B Creditors, the latter agree to reimburse the amount in excess to the Joint Obligor (net of any expenses incurred in by the Tranche B Creditors for such purpose); and

(vi) Additional Rights. The Creditors’ rights under this section are additional to any others (including other set-off rights) they may have.

Section 2.12 Payment Allocation

Except as otherwise provided in this Agreement, the Parties agree that any amounts paid by a Joint Obligor to the Creditors under the Financing Documents are applied to the following (to the extent that they exist), abiding by the order below:

First.	To the payment of any expense or fee that the Joint Obligors owe to the Management Agent, the Creditors, or any of their Affiliates for any reason provided in the Financing Documents;

Second.	To the payment of each and every one of the expenses, costs, and Indemnifiable Taxes incurred in by the Creditors as a result of the Joint Obligors’ compulsory satisfaction of the obligations stemming from the Financing Documents;

Third.	To the payment of the Credit’s default interest, calculated as provided for in this Agreement and accrued until the date that the relevant payment is made;

Fourth.	To the payment of any Simple Interest of the Credit that are due, calculated as provided for in this Agreement and accrued until the date that the relevant payment is made;

Fifth.	To the payment of the Simple Interest accrued by the Credit, calculated as provided for in this Agreement and accrued until the date that the relevant payment is made;

Sixth.	To the payment of any of the Credit’s principal amounts outstanding, following the order of their Maturity Date; and

Seventh.	To the payment of any of the Credit’s principal amounts outstanding, in reverse order of their Maturity Date.

The above payments will be made prorate to the portion of the principal’s balance outstanding for each of the Tranche A and Tranche B Creditors. To make this calculation, the amounts owed in Dollars shall be calculated in Pesos at the RER in force on the relevant payment’s receipt date.

The Parties agree and authorize the Management Agent, after the voluntary or mandatory advance payment is made, to update the amortization proportions described in Section 2.04. The Management Agent will deliver the Joint Obligors a notice with the new amortization schedule after the new amortization proportions are established, which shall be deemed accepted and incorporated herein, unless it has any typo or arithmetical error in any calculation.

Section 2.13 Protection of Returns; Change in the Applicable Law

(i) Change in the Applicable Laws / Cost Increase. If any Change in the Applicable Laws takes place during the term of this Agreement and as a result thereof any of the following events occurs (in each case a “Cost Increase”), any Creditors that are financial institutions may request the Joint Obligors payment of the higher costs stemming from the following, considering that the evident purpose of the Parties is to maintain the initial equivalence of benefits under this Agreement:

(a)	Any Costs Increase in the Credit’s maintenance;

(b)	Any requirement for a higher regulatory capital, as a result of which said capital’s amount increases due to the Credit’s outstanding balance; or

(c)	A reduction of the Credit’s effective rate of return, considering the capital that Creditors must have to maintain the Credit.

In case of a Change in the Applicable Laws, Creditors shall follow the provisions in Section 2.15 below. If said provisions cannot be implemented, the Management Agent shall notify it in writing to the Joint Obligors, so that within a 10 days-period from the notice, the Parties negotiate the modification of the amortization schedule, or the payment of any additional amounts required to cover the Cost Increase.

The notice referred to in the above paragraph shall state the causes of the Cost Increase and include a supported settlement thereof. If the Parties fail to reach an agreement within the period referred to in the above paragraph, the Joint Obligors will have an additional 90 days-period to make the advance payment of the Credit’s outstanding balance with no penalty whatsoever and any interest accrued from the last Interest Payment Date to the advance payment’s date. It is hereby understood that if the above does not take place, the payment term for the Credit’s outstanding balance and any other amount owed hereunder shall expire and become payable at demand.

(ii) Cost standardization. If the circumstances leading to the Cost Increase in terms of paragraph (i) above cease to exist, the Management Agent will notify the Joint Obligors that the additional amount described in paragraph (i) above will not be charged any longer. The Joint Obligors shall continue to pay their obligations to the Creditors as if the Cost Increase had never existed. The Creditors will not be required under any circumstance to reimburse any individual compensations they may receive; and

(iii) Notice. The Management Agent will notify the Joint Obligors of any event entitling the Creditors to the payment of additional amounts pursuant to this Section, within the 120 calendar days following the relevant event’s date.

Section 2.14 Taxes and Expenses

The Joint Obligors shall bear and pay any Indemnifiable Taxes resulting from the execution and delivery of this Agreement, except for the Excluded Taxes.

Any payments contemplated herein will be made without deducting or withholding any tax, fee, or other charges, or on account thereof. Nonetheless, it is hereby provided that if the Applicable Laws or other provisions require the Joint Obligors to deduct or withhold any Indemnifiable Tax, the relevant payment shall be increased in the amount necessary for the Creditors to receive the total amount that they would have received if any relevant taxes, duties, tributes, or other charges had not been deducted from the payment. In this case, the Joint Obligors shall deliver at the Creditors’ request, within the 30 calendar days-period following the payment’s due date under the Applicable Laws, an Authorized Official’s certification on the relevant deduction or withholding’s payment.

Section 2.15 Mitigation Obligations

Each Creditor agrees that as soon as it becomes aware of any event or the existence of a condition entitling it to receive a payment under Section 2.13 or Section 2.14 hereof, Creditor will attempt to assign the Credit to any of its Affiliates (provided it is an Eligible Assignee) or adopt any reasonable actions to ensure that the additional amounts referred to in Section 2.13 or Section 2.14 hereof are removed or reduced, to the extent that this is not inconsistent with the Creditor’s internal policies or any applicable regulatory or legal restrictions, and that the relevant actions are neither detrimental to the Credit, nor entail a non-reimbursable cost or expense by the Joint Obligors. The Joint Obligors agree to pay the reasonable and documented costs and expenses incurred in by each Creditor in connection with said actions.

Section 2.16 Temporary Suspension and Cancellation of Commitments

The Creditors may, at their entire discretion and at any time, permanently suspend or cancel their Commitment if any of the following takes place:

(i)	A Material Adverse Change;

(ii)	An Event of Default; or

(iii)	Any Creditor becoming a Defaulting Creditor (case in which the Commitment will be canceled with respect to the Defaulting Creditor).

If there is any Default, Creditors may suspend their Commitments at their entire discretion and at any time. Notwithstanding the above, the Commitments will be deemed canceled after the Availability Period ends.

The Creditors exercise of their right to suspend or cancel their Commitment will not limit any other provision under this Agreement.

Creditors will not be liable to the Joint Obligors or third parties for any temporary suspension or cancellation of their Commitment pursuant to this Agreement, and the Joint Obligors hereby expressly release the Creditors from any and all liabilities arising from their exercise of the right provided for in this section.

The Joint Obligors acknowledge and accept that the suspension or cancellation of the Commitments shall not imply the non-payment of the fees accrued in the terms of the Fee Letters.

Section 2.17 Distribution of Excess Payments among the Creditors

(i) If any Creditor obtains a payment of the Credit’s principal, Simple Interest or Default Interest, or any other payment hereunder through its exercise of a setoff or any similar right and, as a result thereof receives a total amount exceeding its interest in the Credit, plus any payment of the relevant interest and others applicable under this Agreement (the “Excess Payment”), said Creditor shall, in accordance with the Applicable Laws and once it is operationally possible: (a) Notify the above to the Management Agent; (b) Transfer the Excess Payment received to the other Creditors, prorate to their interest in the total amount of the Credit’s balance or any other payment that they are entitled to under this Agreement; and (c) Make any adjustments necessary from time to time to ensure that all Creditors benefit from the Excess Payment (free of any expense incurred in by the relevant Creditor to obtain or preserve the Excess Payment) in proportion to their interest on the total amount of the Credit’s balance or any other payment that they are entitled to under this Agreement, provided that:

(ii) The provisions in this Section are not applicable to payments received by a Creditor as consideration for the total or partial assignment or transfer of its interest in the Credit to any assignee or transferee;

(iii) Notwithstanding any provision under the Financing Documents, no Creditor may bring an enforcement proceeding alone, unless the Majority of the Creditors to Accelerate decide that said Creditor may do so;

(iv) If any of the Creditors files an action or brings an enforcement proceeding before a Governmental Authority to collect the interest or principal corresponding to its interest on the Credit or any other amount owed thereto under this Agreement and, as a result receives an Excess Payment (other than any payment received by the Creditor from a seizure, setoff, or another mechanism or proceeding affecting the deposits or other assets held by the Creditor), in accordance with this Section the Creditor will not be required to transfer the relevant amount other Creditors that, after receiving a notice therefrom in connection with said actions or proceedings, fail to join them or diligently decide to bring a separate action or proceeding before a Governmental Authority to enforce the collection of the interest or principal corresponding to their interest on the Credit or any other amount owed thereto under this Agreement.

Section 2.18 Nature of the Creditors’ Obligations

The Creditors’ obligations under this Agreement (including any obligation to make Disbursements or payments) are several and not joint. None of the Creditors will be liable for the other Creditors’ breach of their obligations hereunder.

Section 2.19 Defaulting Creditors

Notwithstanding any provision to the contrary in this Agreement, if any Creditor becomes a Defaulting Creditor, for as long as it continues to be so and to the extent that the Applicable Law allow it, the following shall apply:

(i) Any Defaulting Creditor’s right to approve or reject any modification, waiver, or consent in connections with this Agreement shall be suspended;

(ii) The payment of any fees or other amounts received by the Defaulting Creditor shall be applied as follows: First, to the payment of any amount owed thereby under this Agreement; second, as requested by the Joint Obligors (provided there is no Default or Event of Default), to the disbursement of the portion of the Credit that the Defaulting Creditor has not been able to make, as required under this Agreement; third, to the payment of any amount owed by the Defaulting Creditor to the Creditors under any ruling issued by a competent court or tribunal, as a result of the Defaulting Creditor’s breach of its obligations hereunder; fourth, provided that there is no Default or Event of Default, to the payment of any amount owed to the Joint Obligors pursuant any ruling issued by a competent court or tribunal in favor of the Joint Obligors and against the Defaulting Creditor due to the latter’s breach of its obligations hereunder; and, fifth, to the Defaulting Creditor or as otherwise determined by a competent court or tribunal. Any payments, prepayments, or amounts paid or owed to the Defaulting Creditor and applied (or maintained) to pay any Defaulting Creditor’s amounts under this Section shall be deemed paid to and redirected b, such Defaulting Creditor, and each Creditor consents irrevocably thereto; and

(iii) No Creditor shall be entitled to receive the fees owed pursuant to Section 2.10 of this Agreement while being a Defaulting Creditor (and the Joint Obligors shall not be required to pay the fees otherwise required to pay to the Defaulting Creditor).

CLAUSE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Joint Obligors

Each Joint Obligors makes the following representations and warranties on the Execution Date, with respect to such Joint Obligor, which shall be or deemed repeated on the Disbursement Request’s submission date, the Disbursement Date, and immediately following the Disbursement. It is hereby understood that the representations contained herein were made for the Creditors to execute this Agreement and, it is also acknowledged that the Creditors have agreed to execute this Agreement relying on such representations and fully trusting on their truthfulness and accuracy.

(i) Incorporation; Capacity. Is a legal entity duly incorporated and validly existing under the Applicable Laws of the jurisdiction of its incorporation; has been carrying out activities within its ordinary course of business; has all the powers and authorizations to further its corporate purpose as it is currently does, to own or use its assets, and fulfill its obligations hereunder and the other Financing Documents. In particular, it has the powers and authorizations to borrow money, grant guarantees to secure own or third parties’ obligations, carry out any acts and execute any documents necessary for these purposes.

Each of the Joint Obligors delivered copies of its Documents of Incorporation to the Management Agent. No Joint Obligor has breached or violated any of its Documents of Incorporation as a result of its execution of the Financing Documents. Each Joint Obligor has obtained each and every one of the corporate authorizations required under its Documents of Incorporation and the Applicable Laws for the execution and fulfillment of the Financing Documents that it is a party to. The Persons executing the Financing Documents, on behalf of each of the Joint Obligors, are Authorized Officials thereof.

(ii) Authorizations, Permits, and Licenses. Execution of the commitments, obligations, or agreements contained in this Agreement and the other Financing Documents do not and will not require the approval, agreement, authorization, order, or registration of documentation with a Governmental Authority with jurisdiction over any of the Joint Obligors. Each of the Joint Obligors is the titleholder of the licenses, permits, or authorizations granted by the Governmental Authority to develop their operations and businesses, and such authorizations, licenses, and permits are valid and in force.

(iii) Enforceability. This Agreement and each of the other Financing Documents were duly executed by their corresponding parties. This Agreement and each of the Financing Documents, upon being executed by the parties thereof, shall constitute a legal, valid, and enforceable obligation for the Joint Obligors. Each of the Financing Documents is fully valid and will be enforceable as per the terms of the relevant Financing Document, unless any Applicable Laws on bankruptcy, insolvency, restructuring, or similar matters, which may affect the Creditors’ rights in a general, restrict their enforceability. There is no knowledge of any action aimed at challenging the Financing Documents’ lawfulness or validity. The Financing Documents are duly and legally executed for purposes of their performance in any applicable jurisdiction.

(iv) Compliance with Applicable Laws. Complies with the Applicable Laws in all its material aspects, in furtherance or operation of its corporate purpose (including all licenses, authorizations and permits). None of the Joint Obligors has received a notice or other written communication from a Governmental Authority or other Person with respect to an actual or alleged violation of a material provision of an Applicable Law thereby.

(v) Exchange Requirements. Except for the requirements of (a) Reporting any external indebtedness derived from this Agreement to the Colombian Centra Bank; and (b) Channeling Tranche B’s funds through the relevant exchange channels in accordance with the Applicable Laws; any requirements on the exchange rules’ controls and other Governmental Authority’s authorizations or permission were obtained and will remain valid to ensure the Joint Obligors’ possibility and ability to make payments in Dollars, abroad, for the benefit of the Tranche B Creditors, as per the terms of the Financing Documents.

(vi) Absence of Conflict. Execution of this Agreement and the other Financing Documents, fulfillment of the commitments, obligations, and agreements in this Agreement and the other Financing Documents, and consummation of the transactions contemplated herein and the other Financing Documents, neither: (a) Conflicts with, breaches, or will entail a breach of (1) Any Joint Obligor’s Documents of Incorporation; or (2) Any Laws Applicable to such Joint Obligor; (b) Conflicts with, breaches, or will entail a breach of any term or provision of an order, authorization, or license issued by a competent Governmental Authority; nor (c) Conflicts with, breaches, or will entail a breach of the terms of any contract or commercial agreement that a Joint Obligor is a party to, and which may generate or reasonably generate a Material Adverse Change.

(vii) Capital Stock. All shares or corporate interests issued, subscribed, and outstanding were duly and validly authorized, issued, and subscribed and are fully paid. All shares, corporate interests, or interests issued, subscribed, and paid by each Joint Obligor correspond to common shares and, accordingly, there are no shares or corporate interests with preferential, privileged, or special rights. Each Joint Obligor’s records in the shareholders’ registry book reflect all of the historical transactions carried out in connection with the shares issued by each Joint Obligor.

None of the Joint Obligors has issued options, bonds convertible into shares, or other similar instruments entitling any Person to: (a) Subscribe or acquire shares, corporate interests, or interests representing their capital stock; (b) Exchange securities for shares, corporate interests, or interests of capital stock (including, without limitation, any Shares with the Voting Rights); or (c) Receive any other security that can be converted or exchanged, or granting a right to subscribe or acquire shares, corporate interests, or interests of this Joint Obligor.

(viii) Books and Records. Each of the Joint Obligors’ account books, minute books, bank accounts, and other corporate records are true, correct, and complete in all material aspects, have been kept in all aspects consistently with good business practices and the Applicable Laws, and the Consolidated Financial Statements reflect any matters contained therein.

(ix) Subsidiaries. Exhibit 3.01(ix) - Subsidiaries includes a list with each of the Joint Obligors’ Subsidiaries. No Joint Obligor directly or indirectly owns or is the Ultimate Beneficiary of shares, corporate interests, or interests in any Person, nor is a member or party to an association, joint venture, de facto company, or similar business other than the Subsidiaries included in Exhibit 3.01(ix) – Subsidiaries.

(x) Pari Passu. Any payment obligations to the Creditors under the Financing Documents are Joint Obligors’ senior, guaranteed, unconditional, and non-subordinated obligations and, in all aspects are and will be, at least, pari passu in payment priority to any non-subordinated obligations of the Joint Obligors, except for any payment obligations having a special priority under the Applicable Laws.

(xi) Absence of Immunity. Neither the Joint Obligors nor their properties, assets or income have a right to immunity in concern with lawsuits, the competent court’s jurisdiction, rulings, seizures (as a precautionary measure prior or subsequent to a ruling), compensations, or the enforcement and compliance with a ruling or any other legal proceedings dealing with the Joint Obligors’ obligations under the Financing Documents.

(xii) Solvency. Each of the Joint Obligors is Solvent, except for Pharmarketing Salvador, which on the Execution Date, is registered as insolvent before El Salvador’s tax authority, as recorded in the tax solvency certificate issued by the Ministry of Finance of El Salvador, enclosed hereto as Exhibit 3.01 (xii) – Solvency Certificate. Notwithstanding the above, Pharmarketing Salvador hereby represents that it is Solvent, although the contents of the tax solvency certificate shows tax inconsistencies. Moreover, Pharmarketing Salvador represents that said tax inconsistencies are not material and cannot reasonably be expected to generate a Material Adverse Change because, in no case whatsoever, will entail liabilities or obligations for Pharmarketing Salvador or any of the Joint Obligors in an amount equal to or exceeding USD 100,000 (or its equivalent in another currency).

(xiii) Ownership. Each of the Joint Obligors is the titleholder or holder of the right to use and/or enjoy and has all the certificates and documents accrediting it as holder of the right on the assets included in its financial statements or acquired following the date thereof, and necessary to further its business, except for minor defects that do not materially interfere with its ability to conduct its business as it currently is or to use the mentioned properties and assets for the required purposes. These assets exist, are free from Encumbrances or precautionary measures (except for any Permitted Encumbrances), and any factual or legal situation that, in general, could affect their full use or disposal, except for any defects in their titles that do not or may generate a Material Adverse Change.

(xiv) Perfectioning of Financing Documents. As of their execution by each of the parties, each Financing Document constitutes a valid and enforceable agreement between the parties as provided therein.

(xv) Financial Condition. The audited Consolidated Financial Statements as of December 2017, if available, reasonably reflect as of their issuance date the Joint Obligors’ current financial, tax, and accounting situation on a consolidated and unconsolidated basis, abiding by the Accounting Standards, as well as their cash flows for the relevant periods comprised. The Consolidated Financial Statements and their notes and Exhibits were prepared in accordance with the Accounting Standards, consistently applied during the relevant periods, except for any inconsistencies with the Accounting Standards that is disclosed therein, along with an explanation thereof, if any.

(xvi) No Undisclosed Liabilities. Except as provided for in Exhibit 3.01 (xvi) – Liabilities, the Joint Obligors have no liabilities to disclose in the Consolidated Financial Statements (or in the notes thereto); if applicable, they were prepared in accordance with the Accounting Standards for the period between June 30, 2018 and the Execution Date.

(xvii) Taxes. Has complied with the payment to the Governmental Authorities of all Taxes and contributions, except for those subject to challenges filed in good faith through the relevant procedures. In this connection, proper reserves have been allotted in accordance with the Accounting Standards.

The Joint Obligors’ acts to execute the Financing Documents and comply with the obligations set forth therein, substantially and formally comply with the Applicable Laws and, in particular, Colombia’s current tax rules.

(xviii) Litigation. Except for the lawsuits, claims, litigations, and proceedings referred to in Exhibit 3.01 (xviii) – Litigation, there are no complaints, claims, litigations, proceedings (administrative, judicial, extrajudicial, arbitrations, mediations, or alternative conflict resolutions), precautionary measures, governmental, judicial or extrajudicial investigations, or others against the Joint Obligors (any of the above, an “Action”) pending as of the Execution Date, whose claims, prayer for relief, or possible contingencies: (a) Exceed COP 5,000,000,000 (or its equivalent in another currency); (b) May prevent the consummation of the transactions under the Financing Documents; (c) Affect the Joint Obligors’ ability to meet their obligations under the Credit; or (d) May generate a Material Adverse Change. None of the Joint Obligors is subject to rulings or orders requiring it to pay an amount of money.

(xix) Insurance. As of the Execution Date, maintain the agreements and insurance policies in force: (a) Necessary to insure the risks related to its activities or assets; (b) Taken or granted considering each of the Joint Obligors’ industry standards; and (c) Whose premiums have been timely paid. Each of the agreements and insurance policies delivered to the Creditors have been contracted with reputed insurance companies, with a coverage and for amounts not below their replacement value, considering the nature of their businesses and the location of the assets. As of the Execution Date, no significant claims exist in connection with said agreements and insurance policies, and no Person has engaged, by action or omission, in any activity affecting their validity (including failure to pay any relevant insurance policies’ premiums).

(xx) Environmental. Have not received any notices on the existence of judicial or administrative proceedings, investigations, Action, Governmental Authority acts, notifications, orders, or resolutions that, as of the Execution Date are pending and whose purpose is to: (a) Establish whether there is any infraction of the Environmental Laws that may result in the suspension, revocation, termination, or cancellation of a license, permit, or authorization necessary to further theirs operations and businesses; (b) Order corrective measures; or (c) Process any claim resulting from the emission of polluting substances.

The operation of the Joint Obligors’ properties, fixed assets, and equipment, if applicable, complies with the Environmental Laws, except for any breaches not affecting or having the likelihood to affect their operations and businesses, or not resulting or being likely to result in environmental damages pursuant to the Environmental Laws. Each of the properties, fixed assets, equipment, facilities or structures located therein, as applicable, is free from contamination by hazardous materials or other pollutants that, given their quantities and characteristics, may represent a risk to public health, living organisms, and/or third parties’ assets or properties.

The Joint Obligors have obtained and comply with all the Governmental Authority’s concessions, permits, certificates, approvals, licenses, and authorizations required under the Environmental Laws to develop their business, as applicable, except for the breach of any concessions, permits, certificates, approvals, licenses, and other minor authorizations not interfering with the Joint Obligors’ purpose or their ability to conduct their business or use their properties and assets therefor.

(xxi) Labor Relations. (a) Do not incur in labor practices not permitted under the Applicable Laws; (b) Are not experiencing or have been threatened with strikes, turtle operations, or work stoppages of their operations; (c) Have no labor representation proceedings pending before the Governmental Authority with respect to their workers under the Applicable Laws; (d) The representativeness of their workers unions has not been challenged; and (e) Have no unions or similar associative groups that, to the best of their knowledge, may affect their operation or normal activities.

(xxii) Anti-Corruption, Anti-Money Laundering, and Anti-Terrorism Financing Provisions. As of the Execution Date, neither the Joint Obligors, nor their shareholders, Ultimate Beneficiaries, members of the board of directors, legal representatives, treasurer, and/or financial director: (a) Have been sentenced by the competent authorities for the violation of any Anti-Corruption, Anti-Money Laundering, and Anti-Terrorism Financing Provisions or the applicable Sanctions Regime; (b) Have been linked to a Sanctioning Action; (c) Are Sanctioned Persons; or (d) Are included in any Sanctions List.

(xxiii) Related Parties Transactions. Transactions with Related Parties are subject to arms’ length conditions in relation to their prices, terms and forms of payment, documentation, interest on term-obligations payable, the merchandises’, products’, or services’ delivery terms, any discount rates, or other similar conditions.

(xxiv) Third Parties Transactions. Third parties contracts, agreements, businesses, or transactions are entered into transparently and in arms’ length conditions in relation to their prices, terms and forms of payment, documentation, interest on term-obligations payable, the merchandises’, products’, or services’ delivery terms, any discount rates, or other similar conditions.

(xxv) Prohibited Practices. Neither the Joint Obligors, their shareholders, and Ultimate Beneficiaries, nor their legal representatives or the Joint Obligors’ Management Employees, in each case to the best of their knowledge and understanding, have or are engaged in Prohibited Practices that may give rise to Sanctioning Actions in connection with any business, transaction, bidding process, or contract.

(xxvi) Lawful Origin of Funds; Destination of Credit. Will use the totality of the Credit’s funds in accordance with Section 2.03 and shall refrain from using them to carry out or encourage any illicit activities. The origin of the funds that will be used to pay the obligations that you are liable under the Financing Documents, is lawful.

(xxvii) Disclosure. Have provided any material information required by the Creditors, and said information is true and complete in all material aspects. The Joint Obligors have not omitted any material information.

(xxviii) No Material Adverse Change. No Joint Obligor has suffered or generated a Material Adverse Change as of December 31, 2017, nor have any events or circumstances arisen or taken place that may give rise to a Material Adverse Change. With the execution of this Agreement and the other Financing Documents, neither the Execution Date nor Disbursement will generate a Material Adverse Change.

(xxix) No Defaults or Events of Default. There is no event or situation generating a Default or Event of Default.

(xxx) Corporate Governance Plan. The Corporate Governance Plan is complied with in terms of Exhibit 1.01 (G) – Corporate Governance Plan.

(xxxi) Shareholder Agreements. The provisions under the shareholders’ agreements entered into by the Obligor Parties are not contrary to this Agreement and the other Financing Documents.

Section 3.02 Representations and Warranties of the Guarantors

Each Guarantor makes the following representations and warranties on the Execution Date, with respect to such Guarantors, which shall be or deemed repeated on the Disbursement Request’s submission date, the Disbursement Date, and immediately following the Disbursement. It is hereby understood that the representations contained herein were made for the Creditors to execute this Agreement and, it is also acknowledged that the Creditors have agreed to execute this Agreement relying on such representations and fully trusting on their truthfulness and accuracy.

(i) Incorporation; Capacity. Is a legal entity duly incorporated and validly existing under the Applicable Laws of the jurisdiction of its incorporation; has been carrying out activities within its ordinary course of business; has all the powers and authorizations to further its corporate purpose as it is currently does, to own or use its assets, and fulfill its obligations hereunder and the other Financing Documents. In particular, it has the powers and authorizations to borrow money, grant guarantees to secure its own or third parties’ obligations, carry out any acts, and execute any documents necessary for these purposes.

Each of the Guarantors delivered copies of its Documents of Incorporation to the Management Agent. No Guarantor has breached or violated any of its Documents of Incorporation as a result of its execution of the Financing Documents. Each Guarantor has obtained each and every one of the corporate authorizations required under its Documents of Incorporation and the Applicable Laws for the execution and fulfillment of the Financing Documents that it is a party to. The Persons executing the Financing Documents, on behalf of each of the Guarantors, are Authorized Officials thereof.

(ii) Authorizations, Permits, and Licenses. Execution of the commitments, obligations, or agreements contained in this Agreement and the other Financing Documents do not and will not require the approval, agreement, authorization, order, or registration of documentation with a Governmental Authority with jurisdiction over any of the Guarantors. Each of the Guarantors is the titleholder of the licenses, permits, or authorizations granted by the Governmental Authority to develop their operations and businesses, and such authorizations, licenses, and permits are valid and in force.

(iii) Enforceability. This Agreement and each of the other Financing Documents were duly executed by their corresponding parties. This Agreement and each of the Financing Documents, upon being executed by the parties thereof, shall constitute a legal, valid, and enforceable obligation for the Guarantors. Each of the Financing Documents is fully valid and will be enforceable as per the terms of the relevant Financing Document, unless any Applicable Laws on bankruptcy, insolvency, restructuring, or similar matters, which may affect the Creditors’ rights in a general, restrict their enforceability. There is no knowledge of any action aimed at challenging the Financing Documents’ lawfulness or validity. The Financing Documents are duly and legally executed for purposes of their performance in any applicable jurisdiction.

(iv) Compliance with Applicable Laws. Complies with the Applicable Laws in all material aspects, in furtherance or operation of its corporate purpose (including all licenses, authorizations and permits).

None of the Guarantors has received a notice or other written communication from a Governmental Authority or other Person with respect to an actual or alleged violation of a material provision under an Applicable Law thereby.

(v) Absence of Conflict. Execution of this Agreement and the other Financing Documents, fulfillment of the commitments, obligations, and agreements herein and the other Financing Documents, and consummation of the transactions contemplated hereunder and the other Financing Documents, neither: (a) Conflicts with, breaches, or will entail a breach of (1) Any Guarantor’s Documents of Incorporation; or (2) Any Laws Applicable to such Guarantor; (b) Conflicts with, breaches, or will entail a breach of any term or provision of an order, authorization, or license issued by a competent Governmental Authority; nor (c) Conflicts with, breaches, or will entail a breach of the terms of any contract or commercial agreement that a Guarantor is a party to, and which may generate or reasonably generate a Material Adverse Change.

(vi) Absence of Immunity. Neither the Guarantors nor their properties, assets or income have a right to immunity in concern with lawsuits, the competent court’s jurisdiction, rulings, seizures (as a precautionary measure prior or subsequent to a ruling), compensations, or the enforcement and compliance with a ruling or any other legal proceedings dealing with the Guarantors’ obligations under the Financing Documents.

(vii) Perfectioning of Financing Documents. As of their execution by each of the parties, each Financing Document constitutes a valid and enforceable agreement between the parties as provided therein.

(viii) Solvency. Each of the Guarantors is Solvent,

(ix) No Defaults or Events of Default. There is no event or situation generating a Default or Event of Default.

CLAUSE IV

CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent to Disbursement

The Creditors’ obligation to make the Disbursement will be subject to compliance with the following conditions precedent, in a form and content satisfactory to the Management Agent (and to each Creditor to the extent specified), unless the Creditors previously waive in writing any condition precedent:

(i) Disbursement Request. Delivery to the Management Agent of the Disbursement Request in terms of Section 2.02(i) of this Agreement;

(ii) Documents of Incorporation. Delivery to the Management Agent of a copy of each of the Joint Obligors’ Documents of Incorporation and a certificate from an Authorized Official of each stating that the relevant copies are true, complete, and correct copy thereof;

(iii) Certificates of Existence and Legal Representation. Delivery of a copy of each of the Joint Obligors’ ‘certificates of existence and legal representation (or equivalent document in other jurisdictions), issued not later than 5 Business Days before the Disbursement Date;

(iv) Promissory Notes. Delivery of the Promissory Notes to the Management Agent, in accordance with Section 2.02(iv) of this Agreement;

(v) Financing Documents. Receipt by the Management Agent of all the original and duly executed Financing Documents;

(vi) Authorized Official’s Certificate. Delivery to the Management Agent of a certificate signed by an Authorized Official of each of the Joint Obligors, substantially in the terms of Exhibit 4.01(vi) – Model Certificate of Compliance with Conditions precedent;

(vii) Legal Opinions. Delivery to the Management Agent of: (a) A legal opinion with respect to the Financing Documents subject to the laws of Colombia, issued by Philippi Prietocarrizosa Ferrero DU & Uría, acting as the Colombian legal advisor for the Joint Obligors; (b) A legal opinion with respect to the Financing Documents subject to the laws of Colombia, issued by Brigard Urrutia Abogados S.A.S, acting as Colombian legal advisor for the Creditors; (c) A legal opinion issued by the Joint Obligors’ legal advisors with respect to the Financing Documents subject to the laws of their relevant jurisdictions; and (d) A legal opinion with respect to the Financing Documents subject to the laws of El Salvador, issued by Arias – El Salvador, acting as the Salvadoran legal counsel for the Creditors;

(viii) Financial Statements. Delivery to the Management Agent of a copy of the latest available audited annual Consolidated Financial Statements of the Joint Obligors, prepared in accordance with the Accounting Standards;

(ix) Payment of Fees, Commissions, and Expenses. Delivery to the Management Agent of proof that all due fees, commissions, and expenses related to the Credit and the Financing Documents (including any legal advisors’ fees, commissions, and expenses) are already paid in full (provided that the Financing Documents do not provide payment thereof with the Disbursement funds);

(x) Knowledge of the Client. Each of the Creditor’s confirmation that it received, to its full satisfaction, all the documents and other information from each Joint Obligor, required by the banking regulatory authorities under the applicable “Know Your Customer” procedures, as well as any information required by the Creditors in connection with the Anti-Corruption, Anti-Money Laundering, and Anti-Terrorism Financing Provisions’ compliance;

(xi) Acknowledgment before a Notary. Delivery to the Management Agent of a copy of Laboratorios López, Biokemical, Pharmarketing Salvador, and CDI Salvador’s public deed with the Recognition before a Notary issued in accordance with the Applicable Laws of El Salvador; and

(xii) Available Commitments. That no Creditor has suspended or canceled its corresponding Commitments.

CLAUSE V

OBLIGATIONS OF THE OBLIGOR PARTIES

Section 5.01 Obligations of the Joint Obligors

During the term of this Agreement and until the date when the Joint Obligors have no obligations outstanding to the Creditors under this Agreement or any other Financing Document, each Joint Obligors agrees to comply with the following obligations, unless the Management Agent authorizes otherwise abiding by the Majority of the Creditors’ prior written instructions:

(i) Reporting Obligations. Deliver to the Management Agent:

(a)	Audited Annual Financial Statements. Not later than 120 calendar days following the end of any fiscal year, the audited annual Consolidated Financial Statements, including their notes and Exhibits, prepared in accordance with the Accounting Standards and enclosed to each relevant Obligor’s Auditor report. These documents will include the balance sheet and the income and cash flow statements (consolidated and non-consolidated, as appropriate), as well as a comparison of the relevant figures to the immediately preceding year and the Auditor’s certification on the Joint Obligors’ ‘compliance with the Conditions for Distributions;

(b)	Unaudited Semi-Annual Financial Statements. Within the 45 calendar days following the end of each calendar semester, the unaudited semi-annual Consolidated Financial Statements, including their notes and Exhibits, prepared in accordance with the Accounting Standards, which shall include the balance sheet and financial results and cash flow statements (consolidated and non-consolidated, as appropriate), as well as a comparison of the relevant figures the corresponding semester of the immediately preceding fiscal year;

(c)	Annual and Semiannual Certificate of Compliance. The financial statements delivered to the Management Agent in terms of paragraphs (a) and (b) above, shall be enclosed to a certificate issued by the Joint Obligors’ Auditor or Authorized Official, stating that:

1)	The Joint Obligors’ financial statements were prepared in accordance with the Accounting Standards;

2)	The financial statements reflect truthfully and sufficiently the Joint Obligors’ financial situation (consolidated and non-consolidated, as applicable) (subject to any normal year-end adjustments, including consolidation); and

3)	No Default or Event of Default has taken place or continues to occur or, if a Default or Event of Default has taken place and continues, an explanation thereof and any actions adopted or proposed to be adopted in such connection.

(d)	Certificate of Compliance with Financial Obligations. Within the 120 days-period following each Calculation Date corresponding to December, and within the 45 days-period following each Calculation Date corresponding to June, a certificate issued by the Joint Obligors’ Auditor or Authorized Official, substantially in the terms of Exhibit 5.01 (i)(d) – Certificate of Compliance with Financial Obligations, stating the following:

1)	That the Joint Obligors are in compliance with the Financial Obligations referred to in Section 5.01 (xxiv) hereof; and

2)	The relevant calculations demonstrating whether the Financial Obligations provided for in Section 5.01(xxiv) of this Agreement are met or not.

(e)	Certificate of Transactions with Related Parties. Within the 30 days following the delivery date of the financial statements referred to in paragraph (a) above, a certificate issued by the Obligor’s Auditor must be delivered in relation to all the Joint Obligors, in terms of Exhibit 5.01 (i)(e) – Certificate of Transactions with Related Parties, evidencing that all transactions between the Joint Obligors and the Related Parties during the previous fiscal year were carried out in the ordinary course of business and in arms’ length conditions; and

(f)	Annual Projections. Not later than 100 days following the closing of each fiscal year, the Joint Obligors shall submit the annual projections for the following year to the Management Agent, including their balance, cash flow and results statements, and a description of the main projects and initiatives for the period, provided that they can be disclosed to the Creditors.

(ii) Notices. Notify the Management Agent of: Material Events. Any event resulting in or reasonably expected to result in a Material Adverse Change for any of the Joint Obligors, not latter than 8 Business Days following the date when the Joint Obligors’ Authorized Official becomes aware of the event. Notice of any of these events will include a reasonably detailed explanation of the event by the Joint Obligor’s Authorized Official and, if applicable, any proposed actions in connection thereto;

(b)	Documents of Incorporation. Any lawsuit or proceeding brought by any Person before a Governmental Authority, whether judicial, arbitral, or extrajudicial, or any information request, requisition, or action by any Person challenging the validity, legality, opposability, binding nature, or enforceability of the Documents of Incorporation;

(c)	Change of Control. The Joint Obligors shall give notice to the Management Agent of any transaction that may potentially result in a Change of Control, at least 20 Business Days before the date that relevant event entailing the Change of Control is expected to take place. The notice referred to herein will include a request for the authorization of the Change of Control and will include, among others, a detailed description of the Person interested in carrying it out, and the non-confidential financial, legal, and operating information necessary to conduct a credit assessment of the Person;

(d)	Events of Default. Within the 5 Business Days following the date when the Joint Obligors become aware of it, deliver to the Management Agent a reasonably detailed report explaining any relevant Default or Event of Default in terms of this Agreement, and the Financing Documents and the procedures that any of the Joint Obligors will take, if applicable, to remedy it;

(e)	Litigation. Report any lawsuit, action, or proceeding brought before a court, arbitrator, body, or government official that affects the Joint Obligors and/or may affect the legality, validity, and/or mandatory character of any of the Financing Documents, or in any way entail a Material Adverse Change. within the 10 Business Days following the date when the Joint Obligors become aware of it;

(f)	Insolvency or similar proceedings. Inform the Management Agent of any insolvency application or proceedings (or similar proceedings, whether in Colombia or abroad) dealing with the Joint Obligors on the same day that they take place, or the relevant Joint Obligor becomes aware of it, enclosing a certificate with the calculation of the Joint Obligors’ Financial Obligations and Financial Indebtedness as of said date;

(g)	Anti-Corruption, Anti-Money Laundering, and Anti-Terrorism Financing Provisions. Within 3 Business Days following the date on which any of the Joint Obligors becomes aware of: (1) Any Prohibited Payment; (2) Any Prohibited Practice; (3) Any of the Joint Obligors being a Sanctioned Person; (4) Any of the Joint Obligors’ violation of the Sanctions Regime; or (5) Any of the Joint Obligors’ failure to comply with the Anti-Corruption, Anti-Money Laundering, and Anti-Terrorism Financing Provisions, the relevant Joint Obligor shall notify it to the Management Agent and cooperate in good faith, submit any relevant documentary supports, and promptly answer to any questions by the Management Agent or the Creditors in connection thereof;

(h)	Additional Financial Debt. Within the 10 Business Days following each Calculation Date, deliver a certificate of compliance for each of the last six months, whose cutoff date will be the last day of each month, of the negative covenant referred to in Section 5.02(ii) of this Agreement.

(i)	Other Information. Deliver to the Management Agent any information that it reasonably requests in accordance with the banking and market regulatory practices, as soon as possible, but in any case, within the 30 calendar days following the relevant request’s receipt, provided that it is necessary to determine (1) Any of the Joint Obligors’ creditworthiness; or (2) Compliance with the Financing Documents’ terms, and is not confidential.

(iii) Compliance with the Applicable Laws. Comply with the Applicable Laws in all material aspects, with any requests made by any Governmental Authorities that each Joint Obligor has a relation with, and with all material provisions under the Environmental and Social Laws and the Anti-Corruption, Anti-Money Laundering, and Anti-Terrorism Financing Provisions;

(iv) Corporate Existence. Except as provided in Exhibit 1.01 (H) – Permitted Corporate Reorganization, the Joint Obligors will maintain their corporate existence and structure;

(v) Payment of Tax Obligations. The Joint Obligors will pay, before incurring in any type of default:

(a)	All applicable Taxes; and

(b)	All legal claims whose lack of payment results or may result in Encumbrances of its assets; provided, however, that the Joint Obligors will not be required to pay any Taxes, obligations, charges, or claims that they challenge in good faith through any relevant procedures and for which adequate proper provisions are maintained (if necessary, as determined by the Joint Obligors) in accordance with the Accounting Standards.

(vi) Books and Records. The Joint Obligors will keep and maintain correct books and accounting practices in accordance with the Accounting Standards and Applicable Laws;

(vii) Inspection Rights. The Joint Obligors will allow the Creditors’ exercise of their inspection and monitoring rights thereof, considering, however, that the Joint Obligors will not be required to disclose any information that is restricted under the Applicable Law, subject to legal professional secrecy or similar privileges, corresponds to legal work product, industrial secrets or business strategic information (as reasonably determined in good faith by the Joint Obligors), or is confidential.

(viii) Destination of the Credit. The Joint Obligors shall:

(a)	Use all of the Credit funds for the purposes referred to in Section 2.03 of this Agreement; understanding that the Creditors in no case will be liable for any use that afforded to the Credit funds; and

(b)	Deliver to the Management Agent a certificate of good standing in connection with the Obligations to Refinance, not later than 5 Business Days following the Disbursement Date.

(ix) Insurance Policies. Maintain insurance from solvent and well reputated insurance companies in the insurance industry, for the amounts and to cover the risks customarily insured by companies involved in the same or similar businesses, operating in the same or similar locations;

(x) Maintenance of Government Authorizations. The Joint Obligors shall obtain and maintain the Governmental Authority’s authorizations and registrations necessary under the Applicable Laws for:

(a)	Their corporate purpose’s development, unless not having them does not affect the Joint Obligors’ regular operation;

(b)	The preservation and protection of their assets’ ownership, unless not having them does not affect the Joint Obligors’ regular operation;

(c)	The fulfillment of their obligations under the Financing Documents; and

(d) The Financing Documents’ validity, enforceability, and opposability.

(xi) Rightful Titles. The Joint Obligors shall maintain the rightful ownership, use, or possession titles, as appropriate, of all properties, assets, rights, concessions, licenses, or intellectual property, necessary for the Joint Obligors businesses, free of Encumbrances (save for any Permitted Encumbrances), except for minor defects not materially interfering with the Joint Obligors’ ability to conduct their business as they currently do, or use the properties and assets for any purposes required, so that at all times the Joint Obligors’ properties, assets, rights, concessions, or licenses are sufficient and adequate for their business to be carried out as it currently does. Maintain the assets necessary for the operation in good conditions in the ordinary course of business (except for the natural wear and tear from their regular use);

(xiii) Labor, Parafiscal, and Social Security Obligations. The Joint Obligors shall timely comply with their payment obligations of all labor, parafiscal, and social security obligations under the Applicable Laws, except for those whose breach does not entail and cannot reasonably be expected to entail a Material Adverse Change;

(xiii) Audit. Maintain at all times the Auditors existing as of the Execution Date or, in case of substitution thereof, appoint a firm of Auditors;

(xiv) Environmental Affairs.

(a)	Use, maintain, and operate their properties and assets complying in all aspects with the Environmental Law, except for any breaches that do not affect or may affect their operations and businesses or do not result or may result in environmental damage under the Environmental Laws;

(b)	Keep the validity of any Governmental Authority licenses required under the Environmental Laws to conduct of their operations, except for those concessions, permits, certificates, approvals, licenses, and other minor authorizations not interfering with the Joint Obligors’ purpose or ability to conduct their business properly or use their properties and assets for the required purposes;

(c)	Manage all waste and hazardous materials in compliance with the applicable Environmental Law;

(d)	Notify the Management Agent in writing of any claims, notifices, complaints, or relevant investigations that may give rise to any Joint Obligors’ Environmental Responsibility, within the 10 Business Days following the relevant event; and

(e)	Deliver any information that the Management Agent or any Creditor may reasonably request to comply with their internal regulations on environmental matters, within the 30 calendar days following request’s date.

(xv) Exchange of Promissory Notes. At the Creditors’ request, substitute the Promissory Notes in case of:

(a)	Any assignment, sale, or transfer (in whole or in part) of the Credit to the Eligible Assignees as provided in Section 7.03;

(b)	Any Joint Obligor’s substitution or release under this Agreement;

(c)	Error in a Promissory Note;

(d)	Loss, theft, deterioration, mutilation, or destruction of a Promissory Note, provided that the relevant Creditor shows that it initiated a process for the cancellation and replacement of the security (or any relevant process provided under the Applicable Laws); or

(e)	Any other reasonable cause, following the relevant Creditor’s, Eligible Assignee’s written request, as applicable.

The Joint Obligors shall execute and deliver to the Creditors or the Eligible Assignee, as soon as possible, but in any case, within the 30 Business Days following the corresponding request, new Promissory Notes to replace the Promissory Notes exchanged under this Section, which the Creditors shall return to the Joint Obligors, if possible, within the same 30 Business Days-period following the request.

(xvi) Corporate Governance Plan. Maintain and comply with any provisions applicable to the Joint Obligors under the Corporate Governance Plan and refrain from modifying the terms thereof;

(xvii) Pari Passu. Ensure and guarantee at all times that the payment obligations under the Financing Documents are senior, unconditional, and not subordinated, and are at least pari passu to any other present or future payment obligation of the Joint Obligors, except for any labor and tax payment obligations with priority under the Applicable Laws;

(xviii) Preservation of the Creditors’ Rights. Adopt all necessary actions under the Applicable Laws to preserve the Creditors rights under the Financing Documents. Without limiting the general character of the above, each Joint Obligor shall sign the documents, execute the contracts, and adopt any actions required under the Applicable Laws or reasonably required by the Creditors to comply with the Financing Documents’ provisions;

(xix) Authorizations, Permits, and Licenses. The Joint Obligors shall have at all times the licenses, permits, or authorizations required to develop their operations and businesses, including, but not limited to the National Institute for Food and Drug Surveillance’s certificate of compliance with good manufacturing practices in the case of the Obligor, and except for any licenses, permits, or minor authorizations not interfering with the Joint Obligors’ purpose or ability to conduct their business;

(xx) Related Parties Transactions. Execute any contracts or agreements and further their business or transactions with Related Parties transparently and in arms’ length conditions in terms of prices, conditions, forms of payment, documents, interest on any obligations payable in installments, terms of delivery of merchandise, products or services, discount rates, or others;

(xxi) Anti-Corruption, Anti-Money Laundering, and Anti-Terrorism Financing Provisions.

(a)	Comply at all times with the Anti-Corruption, Money Laundering and Anti-Terrorism Financing Provisions applicable to the Joint Obligors;

(b)	Implement any measures aimed at preventing their operations from being used as instruments for the concealment, management, investment, or use of any form of money or assets originating from unlawful activities, affording an appearance of legality thereto, or violate any Anti-Corruption, Anti-Money Laundering, and Anti-Terrorism Financing Provision;

(xxii) Joint Obligors’ Adhesion. If new companies are included in the Consolidated Financial Statements as a result of applying the Accounting Standards, a Permitted Reorganization, or others, cause the new company to adhere to this Agreement as a Joint Obligor through the execution of an Adhesion Agreement, substantially in the terms of Exhibit 1.01 (A) – Adhesion Agreement, within the 5 Business Days following the date that the new company is included in the Consolidated Financial Statements;

(xxiii) Joint Obligors Businesses. The Joint Obligors shall manage their business responsibly and abiding by any usual industry practices, and will adopt any actions necessary to continue to conduct them in the ordinary course of business and preserve, renew, and maintain their legal existence and rights, privileges, prerogatives, trademarks and registered names, patents, and franchises necessary therefor, except for any breaches not interfering with the Joint Obligors’ purpose of ability to conduct their business;

(xxiv) Financial Obligations. The Joint Obligors shall fulfill the following Financial Obligations (the “Financial Obligations”), reporting them as of each Calculation Date, and calculating them based on the Joint Obligors’ Consolidated Financial Statements (audited for the December Calculation Date and not audited for the June Calculation Date) delivered under this Agreement:

1)	Indebtedness Ratio. The Indebtedness Ratio with cutoff date on June 30 and December 30 of each year, while the obligations to pay the Credit remain in force, shall be less than or equal to 3.5 times. If the Indebtedness Ratio exceeds 3.0 times, the Joint Obligors shall submit to the Management Agent an explanation of the status and cause of the Indebtedness Ratio’s increase.

2)	Short-Term Leverage Ratio. The Short-Term Leverage Ratio shall be less than 1.0 times on the last day of the Joint Obligors’ fiscal semester.

3)	EBITDA on Consolidated Interest Expense. EBITDA on the Consolidated Interest Expense shall exceed or be equal to 3.0 times on the last day of the Joint Obligors’ fiscal semester.

(xxv) Exchange Regulations. Comply with the exchange regulations under the Applicable Laws, necessary to develop and execute the Financing Documents, and fulfill the obligations related thereto.

(xxvi) Tax Solvency. Within the 30 days following the Execution Date, carry out any steps required to resolve Pharmarketing Salvador’s fiscal inconsistency, existing as of Execution Date, and deliver to the Creditors a certificate of fiscal solvency, satisfactory in both form and contents, issued by the Ministry of Finance of El Salvador, evidencing that Pharmarketing Salvador is Solvent. Validity of this certificate shall not exceed 3 Business Days following its issuance date.

Obligations of Not Doing of the Joint Obligors

Section 5.02 Joint Obligors’ Negative Covenants

For the term of this Agreement and until no pending payment obligations in charge of the Joint Obligors and in favor of the Creditors exist, each of the Joint Obligors shall refrain from the following, unless the Management Agent expressly authorizes it in writing before:

(i) Nature of the Business. Modifying the nature of their business;

(ii) Additional Debt. (i) Incurring (incurrence covenant) in any type of Financial Debt whenever the proforma Indebtedness Ratio, after the additional Financial Debt is acquired, exceeds 3.0 times; and (ii) Maintaining (maintenance covenant) any type of Financial Debt when the proforma Indebtedness Ratio, after the additional Financial Debt is acquired, exceeds 3.5 times. For the sake of clarity and correct interpretation of this obligation, the Joint Obligors will not be understood to be in breach of this obligation if the Indebtedness Ratio remains below 3.5 times, provided that the ratio remains within these levels for a cause other than incurring in additional debt.

(iii) Derivatives and Hedging Transactions. Except for any derivative transactions to hedge the purchase of raw material, not for speculative purposes, entering into any hedging or derivative transaction: (a) Not strictly tied to hedging an interest rate or exchange rate risk stemming from the Joint Obligors’ Financial Debt; and/or (b) Hedging over 100% of any relevant Financial Debt’s balance whose interest rate or exchange rate risk intends to be hedged with the hedging or derivative transaction;

(iv) Disposal of Assets. Except for the transactions referred to in Exhibit 1.01 (H) – Permitted Corporate Reorganization, (a) Selling, leasing, transferring under any title or in any way disposing of its operating assets or Subsidiaries in favor of third parties other than the Joint Obligors, under transactions that in an individual or consolidated manner, at all times during the life of the Credit correspond to an amount equal to or exceeding 6.5% of the Joint Obligors’ assets value; and (b) Selling, leasing, transferring under any title or in any way disposing of its operating assets or Subsidiaries in favor of third parties other than the Joint Obligors, under transactions that in an individual or consolidated manner, at all times during one year, correspond to an amount equal to or exceeding COP 5,000,000,000 (or its equivalent in another currency);

(v) Distributions. Making any kind of Restricted Distributions;

(vi) Corporate Transactions. Except for that provided in Exhibit 1.01 (H) – Permitted Corporate Reorganization, engaging in any Corporate Transaction without previously receiving the Management Agent’s prior and express consent to perfect the Corporate Transaction.

Notwithstanding the above, the Obligor has notified the Creditors of the possible implementation of a corporate reorganization plan contemplating a merger by absorption between the Obligor and Pharmayect (the “Merger Plan”), which is under the Obligor’s assessment as of the Execution Date. Accordingly, if Obligor decides to implement the Merger Plan, it shall request the Management Agent’s prior and express authorization (in the terms provided for in this Section 5.02(vi)) to proceed. For these purposes, Obligor shall deliver all the information that the Creditors require to assess the Merger Plan and determine whether it is Corporate Transaction permitted under this Agreement. For the sake of clarity, the Merger Plan’s approval referred to in this Section 5.02(vi) will not entail the waiver fee hereunder.

For purposes of the consents provided for in this Section 5.02(vi), Creditors shall act in good faith to give an answer to the request for consent within the 30 calendar days following the date when they receive the documentation requested to Obligor to evaluate the Merger Plan. If Creditors fail to answer or cannot do so within the abovementioned 30 calendar days-term, said term will be deemed automatically extended for 30 additional calendar days. In any case, if the Creditors fail to answer the request within the aforementioned periods, their answer to the request will be understood to be denied.

(vii) Dissolution, Liquidation, or Capital Stock’s Reduction Procedure. Except for that provided for in Exhibit 1.01 (H) – Permitted Corporate Reorganization, adopting any resolutions for the dissolution, liquidation, capital stock’s reduction, or amendments to the bylaws that affect the exercise of the corporate purpose;

(viii) Modification and Termination of Material Contracts. Modifying and/or terminating contracts material to the Joint Obligors’ operation in aspects that in any way entail or may be expected to entail a Material Adverse Change;

(ix) Encumbrances. Creating, incurring in, assume, or allowing any Encumbrance to exist, except for the: (a) Permitted Encumbrances; (b) Encumbrances on any Joint Obligors’ assets to secure their Affiliates’ obligations, existing as of the Execution Date and listed in Exhibit 5.02 (x) –Third Party Obligations Guarantees hereto; and (c) Encumbrances granted by a Joint Obligor in favor of another Joint Obligor;

(x) Third Party Obligations. In relation to third parties other than the Joint Obligors, acquiring any guarantee or indemnity obligation, assuming another Person’s obligations, or indemnifying or agreeing to indemnify any Person with respect to any claim, loss, damage, expense, or other liabilities, except for the Financial Debts’ guarantee obligations acquired by the Joint Obligors’ Affiliates before the Execution Date (listed in Exhibit 5.02 (x) – Third Party Obligations Guarantees of this Agreement), which shall not be extended, renewed, or modified in any manner. For the sake of clarity, the Joint Obligors will have no limitations whatsoever to acquire any guarantee or indemnity obligation to another Joint Obligor or to assume any Joint Obligor’s obligations.

(xi) Financial Leasing Obligations. Entering into financial and/or operating leasing obligations with a purchase option and a joint payable balance exceeding COP 85,000,000,000 (or its equivalent in another currency). For the sake of clarity, the obligations’ reclassification as financial leasing obligations by applying the Accounting Standards will not consume the balance herein mentioned and shall not be renewed.

(xii) Fiscal Year. Changing their fiscal year or accounting policies;

(xiii) Corporate Decisions. Making corporate decisions that may result in a breach of the Financing Documents;

(xiv) Indebtedness with Related Parties. (a) Increasing or writing off accounts receivable from Related Parties not related to business transactions or not in arms’ length conditions, other than the Joint Obligors, as broken down in Exhibit 5.02(xiv) – Indebtedness with Related Parties (except for increases resulting from changes of the exchange rates); and (b) Granting new accounts receivable to Related Parties, other than those listed in Exhibit 5.02(xiv) – Indebtedness with Related Parties. For the sake of clarity, the accounts receivable from Related Parties included in Exhibit 5.02(xiv) – Indebtedness with Related Parties, may be renewed or extended, provided that they are between the same parties and their amount is not exceeded; and

(xv) Associations. Refraining from entering into joint ventures, shared accounts agreements, or any form of business association, whether contractual or legal, whereby the Joint Obligors assume third party’s risks or where the Joint Obligors’ benefit for is not proportional to their contributions.

Section 5.03 Guarantors’ Affirmative Covenants

For the term of this Agreement and until the date that no obligations outstanding in charge of the Obligor Parties and in favor of the Creditors exist hereunder or any other Financing Document, each of the Guarantors shall be required to comply with the following obligations, unless the Management Agent authorized otherwise through a prior written authorization, abiding the Majority of the Creditors’ instructions:

(i) Promissory Notes. Endorse any promissory notes granted by the Joint Obligors under this Agreement.

CLAUSE VI

BREACH AND CAUSES FOR EARLY MATURITY

Section 6.01 Causes for Early Maturity

Occurrence of each of the following events shall constitute an event of default (each, an “Event of Default”):

(i) Default or Failure to Pay. Any of the Joint Obligors failure to: (a) Make any of the principal’s payments provided for in this Agreement or other Financing Document on the relevant due date; or (b) Pay any obligation other than the principal’s, as provided in this Agreement or other Financing Document and, including but not limited to the any simple interest, default interest, advance payments, fees, or any other amount due in accordance with this Agreement or any other Financing Document, within the 3 days following the date when the payment was due. In the interest of clarity, the cure period provided for herein will only apply whenever the payment obligation’s breach is attributable to the Creditors’ operational problems; or

(ii) Breach of the Joint Obligors’ Affirmative Covenants. Any of the Joint Obligors failure to comply with any of the obligations set forth in Section 5.01(ii), Section 5.01(iii), Section 5.01(iv), Section 5.01(viii), Section 5.01(xiii), or Section 5.01(xxi); or

(iii) Breach of the Joint Obligors’ Negative Covenants. Any of the Joint Obligors failure to comply with any of the negative covenants provided for in Section 5.02; or

(iv) Breach of Other Obligations of the Joint Obligors. Any of the Joint Obligors failure to comply with any obligation under this Agreement or the Financing Documents (other than the obligations contemplated in this Section 6.01). This Event of Default will have a 30 days-cure period, exclusively to exercise the remedies provided for in Section 6.02 below; or

(v) Failure to comply with the Guarantors’ affirmative Covenants. Any of the Guarantors failure to comply with any of the affirmative covenants provided for in Section 5.03. This Event of Default will have a 30 days-cure period, exclusively to exercise the remedies provided for in Section 6.02 below; or

(vi) Breach of other Debt Instruments. Any of the Obligor Parties’ failure to comply with any Financial Debt’s payment obligation derived from the issuance of securities, negotiable instruments, or any other type of debt (except for the Credit) that the Joint Obligors are required to satisfy and exceeds USD 5,000,000, or the declaration of early maturity thereof; or

(vii) Representations and Information. If any representations made by the Joint Obligors under the Financing Documents or any certificate, document, or financial statement provided in compliance therewith, or any information or documentation provided by any of the Joint Obligors under the Financing Documents is incorrect, incomplete, inaccurate, or false in any material aspect or omits any material fact that should have been informed; or

(viii) Insolvency. To the extent permitted under the Applicable Laws: (a) If any Joint Obligor brings a proceeding or action under any current or future law in any country (whether in Colombia or abroad) in connection with its debts restructuring, insolvency, bankruptcy, liquidation, or reorganization, or any other legal assistance in connection therewith or its Financial Debts; or seeks the appointment of a liquidator, bankruptcy mediator, administrator, inspector, custodian, conservator, promoter, or any similar official for all or a substantial part of its assets; or makes a general assignment for the benefit of its creditors; or (b) If any of the above proceedings or actions is brought against any Joint Obligors to obtain or results in the obtention of a ruling, resolution, order, or other similar bankruptcy, debt restructuring, insolvency, liquidation, reorganization mechanisms or any other judicial assistance therefor or its Financial Debts, or the appointment of officials to carry out judicial assistance or insolvency-related functions with respect to all or a substantial part of its assets, considering, however, that any said proceedings or situations will constitute an Event of Default, provided that it continues 60 Business Days after it was brought; or

(ix) Financing Documents. If (a) Any Financing Document is, (1) Not executed or duly registered as per that provided for in this Agreement; (2) Declared inefficacious, unenforceable, or challenged by any of its parties or any Person; or (3) Modified by its parties without the Creditors’ prior authorization; or

(x) Litigation; Rulings; Seizures. If (a) One or more rulings, arbitration awards, or payment orders are issued (without being subject to any appeal whatsoever) for an amount equal to or exceeding USD 5,000,000 (or its equivalent in another currency) by a competent Governmental Authority or any other entity against any of the Joint Obligors, or for an amount equal to or exceeding USD 5,000,000 (or its equivalent in another currency), and such rulings, awards, or orders are not complied with or paid within the 60 calendar days following the date when they become final and unappealable; and/or (b) A substantial part of any of the Joint Obligors’ assets is the subject of any seizure o precautionary measure under any action, provided that its amount is equal to or exceeds USD 5,000,000 (or its equivalent in another currency); or

(xi) Loss of Licenses and Permits. If any license, permit, authorization, registration, or approval necessary at any time for the Joint Obligors to (a) Fulfill their obligations under any of the Financing Documents; or (b) Operate or pursue their businesses or any substantial part thereof; or (c) Maintain the ownership of or operate any of their assets, is revoked, cancelled, suspended, or amended in such a manner that it affects the Joint Obligor’s capacity to carry out the activities described in paragraphs (a) and (b ), considering, however, that no Event of Default will result from the cancellation, suspension, or amendment of the licenses and permits referred to in subparagraphs (b) and (c) if this does not affect the Joint Obligors’ normal course of business or their ability to conduct their business accordingly; or

(xii) Validity and Enforcability of the Financing Documents. If (a) A Joint Obligor (1) Challenges the validity or enforceability of any Financing Document; or (2) Brings any judicial, arbitral, or administrative action or proceeding to challenge the Financing Documents’ validity or enforceability; or (b) Any of the Creditors’ rights or the Joint Obligors’ obligations under the Financing Documents ceases to be valid or enforceable for any reason; or

(xiii) Confiscation; Intervention. If any Governmental Authority: (a) Seizes, extinguishes the ownership rights over, confiscates, or assumes the custody or control of any of the Joint Obligors’ assets, whose value is equal to or exceeds COP 5,000,000,000 (or its equivalent in another currency); or (b) Removes the Joint Obligor’s management, takes the Joint Obligor under administrative receivership, or limits the Joint Obligor’s power to operate its business as it did before the adoption of the measure in question; or

(xiv) Illegality. If (a) Any of the Joint Obligors’ obligations under the Financing Documents becomes illegal or impossible to comply; and/or (b) Any provision under the Financing Documents is deemed invalid, inefficacious, unenforceable, or unopposable and, as a result thereof the terms and conditions under which the Creditors granted the Credit are materially changed; or

(xv) Cessation or Change of Business Activity. If any of the Joint Obligors’ business activities cease or change; or

(xvi) Liquidation and Dissolution. If any of the Joint Obligors brings a proceeding or action, or approves a resolution aimed at pursuing its dissolution or liquidation; provided that the above is not withdrawn within the 30 days following the relevant decision; or

(xvii) Change of Control. If a Change of Control takes place without the Creditors’ prior written authorization; or

(xviii) Material Adverse Change. If a Material Adverse Change takes place; or

(xix) Anti-Corruption, Anti-Money Laundering, and Anti-Terrorism Financing Provisions. If the Joint Obligors, Pharmayect, any of their shareholders, any of their Ultimate Beneficiaries, or the members of their boards of directors, legal representatives, treasurers, and/or financial directors, at any time from the Execution Date, (a) Are convicted by the competent authorities for the violation of any Anti-Corruption, anti-Money Laundering, and Anti-Terrorism Financing Provisions or the Sanctions Regime; (b) Included in a Sanctions List; (c) Linked to a Sanctioning Action; or (d) Become a Sanctioned Person.

Only in the case of Individuals acting without the Joint Obligors’ consent or authorization, any of their shareholders or Ultimate Beneficiaries (in the terms of Article 29 of the Criminal Code) will have a 30 days-cure period, counted from the date when the Joint Obligors, their shareholders or Ultimate Beneficiaries, as applicable, become aware of the Events of Default described in this Section 6.01(xix), to remove the Individual, case in which the Event of Default herein will not take place; or

(xx) Prohibited Payments. If any of the Joint Obligors, their shareholders, Ultimate Beneficiaries, or any Person assisting a Joint Obligor or acting on its behalf in the Financing Documents’ negotiation and execution incurs in any Prohibited Payment.

To avoid any doubt on the Events of Default where no cure period is established, such Events of Default will be understood as not having a cure period and, accordingly, will entitle the Creditors to declare the early maturity.

Section 6.02 Remedies in an Event of Default

Whenever an Event of Default takes place, and while it continues, the Majority of the Creditors to Accelerate may exercise any actions and remedies available under the Applicable Laws, without any requirement to submit, sue, request, produce a certification of default, or notice –all of which the Joint Obligors hereby unconditionally and irrevocably waive (to the extent permitted under the Applicable Laws), including, but not limited to:

(i) Immediately declaring the early maturity of all amounts outstanding under this Agreement and the other Financing Documents; and

(ii) Suspend or terminate the Commitments.

Notwithstanding the above, the Parties accept and acknowledge that under no circumstance whatsoever will the declaration of an Event of Default under Section 6.01(viii) be interpreted as an impediment for any Joint Obligor to exert the procedures or rights provided by the Applicable Laws in connection with the insolvency rules.

CLAUSE VII

MISCELLANEOUS

Section 7.01 Authorizations and Majorities

Each of the Creditors will have an individual and independent legal relationship with the Joint Obligors; therefore, their rights and obligations under this Agreement will be independent. The rights may be exercised by each of their titleholders with full autonomy and independence from those of other Creditors, unless otherwise provided herein. Notwithstanding the above, any modification, decision, or authorization in connection with this Agreement shall be unanimously adopted in writing by the Creditors, unless provided herein that the Majority of the Creditors or the Majority of the Creditors to Accelerate will make any certain decisions. Whenever any decisions are made by the Majority of the Creditors or the Majority of the Creditors to Accelerate, as provided for in this Agreement, such decisions will be binding and mandatory for all Creditors.

Any Creditor’s failure to comply with its obligations shall not authorize the Joint Obligors to terminate this Agreement (notwithstanding any actions available thereto against the breaching Creditor); accordingly, the Joint Obligors will remain required to comply with any obligations acquired hereunder in connection with the non-breaching Creditors.

Section 7.02 Modifications

This Agreement can only be modified through a written document duly executed by an official authorized to act on behalf of each of the Parties. Similarly, each of the Financing Documents can be modified through a written document duly executed by an official authorized to act on behalf of all the Persons party to the relevant Financing Document, in any case, subject to the Creditors’ prior express authorization.

Section 7.03 Assignments; Transfers; Interests

(i) None of the Joint Obligors may assign their rights or delegate their obligations under this Agreement or any of the Financing Documents, except with the Creditors’ prior written consent.

(ii) The Creditors may, assign, sell, or otherwise transfer without, the Joint Obligors’ consent and, at any time --even before the Credit’s expiration--, whether in whole or in part, any of their rights or obligations. The above will not imply that a novation or cancellation of the Credit on the assigned, sold, or transferred part, provided that said assignment or transfer is in favor of an Eligible Assignee.

(iii) Creditors may, at any time --even before the Credit’s expiration--, transfer their interests in the Credit, without requiring the Joint Obligors’ consent. The above will not imply that a novation or cancellation of the Credit on the transferred part. However, any sale of interests will not be binding to the Joint Obligors.

As a result of the assignments, sales, or transfers referred to in this Section: (a) The Promissory Notes and any rights in favor of the Creditors under the Financing Documents will be assigned and endorsed, as appropriate, for the benefit of the new Creditor who may demand the Promissory Notes’ exchange in terms of Section 5.01(xv); and (b) The new Creditor will be understood to adhere to this Agreement and the other Financing Documents, in the Creditor’s rights according to the portion of its credit, all of which shall be notified to the Obligor Parties through a written communication delivered by the Creditor within the 3 Business Days following the respective assignment’s, sale’s or transfer’s completion.

The assignment, sale, or transfer referred to herein will not constitute a novation of the Credit or the Creditor’s rights under this Agreement and the other Financing Documents.

All assignments (partial or total) of the Credit shall be made through the execution of an assignment agreement between the assignor Creditor and the Eligible Assignee, substantially in the terms of Exhibit 7.03 (ii) – Assignment Agreement Form, a copy of which shall be delivered to the Obligor Parties. The costs of the Credit’s assignment shall be borne by the assignor and the assignee, not by the Obligor Parties.

Section 7.04 Costs and Expenses

The Joint Obligors shall pay all the actual, reasonable, and documented fees, commissions, expenses, and costs incurred in by the Creditors in connection with the preparation, negotiation, closing, perfectioning, and administration of the Financing Documents (including the fees of the Creditor’s local legal advisors), whether accrued before or after the Execution Date. The costs and expenses referred to in this Section shall be payable by the Joint Obligors at the Creditors’ request. The Creditors will deliver monthly reports to the Joint Obligors detailing the costs and expenses referred to in this Section, only in if the Creditors require the Joint Obligors’ payment thereof.

Section 7.05 Acts of God and Force Majeure Events

The Joint Obligors agree to comply with their payment obligations, even if any acts of god or force majeure event takes place. In the case of other obligations under the Financing Documents, the Joint Obligors may negotiate any special conditions applicable to their fulfillment, which shall also apply for as long as the act of god or force majeure event remains, or as strictly necessary for the Joint Obligors to adopt any actions necessary to allow them to comply with their obligations as established herein and the other Financing Documents.

Section 7.06 Waivers

(i) No delay or failure to exercise any right, power, or remedy under this Agreement will affect any of the Creditors’ rights, powers or remedies, nor will it be construed as a waiver thereof. The rights and remedies provided in this Agreement are cumulative and do not exclude any other provided for the benefit of the Creditors, including those under the Applicable Laws.

(ii) Any modification, consent, or waiver in connection with the fulfillment of the obligations provided in Section 5.01(i), Section 5.01(ii), Section 5.01(v), Section 5.01(xiv), Section 5.01(xix), Section 5.01( xx), Section 5.01(xxii), Section 5.01(xxiv) Section 5.01(xxv), Section 5.02(ii), Section 5.02(iv), Section 5.02(xi), Section 6.01(vi), and Section 6.01(x) hereof will entail a waiver fee equivalent to 0.25% of the Credit principal’s amount owed on the relevant date. The Joint Obligors’ payment of the waiver fee within the 15 days following the relevant request for waiver shall be a condition precedent for the granting of the waiver by the Creditors. The waiver fee will be paid prorate to the portion of the Principal’s outstanding balance for each of the Tranche A and Tranche B Creditors. To make this calculation, the sums due in Dollars shall be translated to Pesos using the RER in force on the date when the corresponding payment is received.

(iii) Any modification, consent, or waiver as to the fulfillment of any obligation under this Agreement, different from those in paragraph (ii) above, as requested by any Obligor Party, may be subject to the collection of a fee reasonably determined by the Creditors in good faith, after non-binding consultations with the Joint Obligors. The fee will be payable by the Joint Obligors following their receipt of each of the Creditors’ relevant invoice. Payment of the fee will be a condition for any waiver, modification, or consent’s effectiveness, unless provided otherwise by the Creditors. Payment of the modification, consent, or waiver fee will be paid prorate to the portion of the Principal’s outstanding balance for each of the Tranche A and Tranche B Creditors. Dollars shall be translated to Pesos using the RER in force on the date when the corresponding payment is received.

Section 7.07 Indemnification

The Joint Obligors agree to indemnify the Creditors and their corresponding Affiliates, Subsidiaries, shareholders, officers, legal advisors, agents, and employees (each an “Indemnified Party”), and hold them harmless from any claim, loss, cost, or expense, including reasonable legal advisors expenses, resulting from or related to any of the transactions or acts referred to under the Financing Documents, unless the Indemnified Parties act with gross negligence or willful misconduct.

The Joint Obligors’ obligations under this Section will remain valid even after the termination of this Agreement and until their relevant statute of limitations provided in the Applicable Laws operates.

Section 7.08 Confidentiality

The Creditors will not disclose the Confidential Information to any Person without the Joint Obligors’ prior consent, except: (i) For the Creditor’s Affiliates and/or authorized officers, directors, employees, agents, financial or legal advisors, and any actual or potential assignees and participants, and only on confidentiality bases similar to these; or (ii) As required under the Applicable Laws or by any competent Governmental Authority’s order; or (iii) As disclosed under any enforcement proceeding (judicial or not), collection, or direct payment derived from an Event of Default or insolvency proceeding. If requested in writing by any of the Joint Obligors, the Creditors shall inform which of their financial or legal advisers, assignees, and actual or potential participants have received Confidential Information, so that the Joint Obligors may exercise their relevant rights for any breach thereby of the confidentiality obligations in this Section.

For purposes of this Section, “Confidential Information” means any non-public, confidential, or private information and materials that the Joint Obligors or the Creditors (as applicable, the “Disclosing Party”) may provide to the other one (in each case, the “Receiving Party”) before, on, or after the Execution Date, including but not limited to fractions or sections of written memorandums, notes, analyses, reports, compilations, or studies containing or reflect the information received, and prepared by the Receiving Party or its Authorized Officials in connection with the Beneficial Owners’, the Joint Obligors’, or the Credit’s information. Notwithstanding the above, Confidential Information shall not be deemed as information: (i) In the Receiving Party’s hands before its relevant date of disclosure by the Disclosing Party or its Authorized Officials; (ii) That is or became available to the public as a result of something other than its disclosure by the Receiving Party; (iii) Available or made available to the Receiving Party by a third party, without the Receiving Party being aware that is in breach of any legal or contractual obligation requiring them not to disclose the information; or (iv) Was independently prepared or developed by the Receiving Party, without using the Confidential Information received hereunder.

Section 7.09 Credit Reports

The Joint Obligors, as holders of information, acting freely and voluntarily, expressly and irrevocably authorize the Creditors or whoever represents them, to consult with, request from, supply, report, process, and disclose any information referring to the Joint Obligors’ credit and financial performance to Datacrédito or any other public or private, national, foreign, or multilateral entity managing databases, under the same or similar premises applied in Colombia, or to any financial entity in Colombia or abroad, multilateral entity or whoever represents their rights. The Joint Obligors know and accept that the scope of this authorization implies that the data referring to the compliance or breach of their obligations under the Financing Documents will appear in the mentioned databases to provide sufficient and adequate information to the market on the status of their financial and credit obligations. Consequently, those affiliated with and/or having access to Datacrédito or any other public or private entity managing databases, may become aware of this information in accordance with the Applicable Laws. The information may also be used for statistical purposes. The Joint Obligors’ rights and obligations, as well as their information’s permanence in the databases will be determined by the Applicable Laws. If the person authorized herein sells or assigns in the future the Joint Obligors’ pool of obligations, the effects of this authorization will extend thereto in the same terms and conditions. Similarly, the Joint Obligors authorize the relevant credit reporting agency, in its capacity as operator, to make the information available to other national or foreign operators, as established by the Applicable Laws, provided that their purpose is similar to that established herein.

Similarly, and notwithstanding any provision to the contrary in this Agreement, the Financing Documents recognize and the Parties accept the Creditors’ right to publish, through any means, any relevant information on their lawsuits, claims, and judicial, administrative, arbitration, contentious, or other similar proceedings brought to exercise or enforce their rights under the Financing Documents, as well as the Joint Obligors’ fulfillment or breach of their obligations under the Financing Documents.

Each Joint Obligor authorizes the Creditors, during the term of this Agreement, to disclose any information connected with the transactions under the Financing Documents, to the extent required under the Applicable Laws, to (i) The Creditor’s regulatory authorities; and (ii) The Colombian Central Bank.

Section 7.10 Domiciles. Notices

For purposes of this Agreement, each of the Parties states as its domicile, the following:

Obligor

Address: Calle 80 # 78B – 201, Barranquilla, Colombia

Attention: Sergio Mantilla

Copy: Carlos Piocuda

Tel: (+57) (5) 3719000

Email: smantilla@procapsgroup.com / cpiocuda@procaps.com.co

Bancolombia

Address: Carrera 53 # 64 – 51 Floor 5, Barranquilla, Colombia

Attention: Germán Enrique Ariza Annichiarico / Fernando Suarez

Tel: (+57) (5) 3184113546

Email: geariza@bancolombia.com.co / fesuarez@bancolombia.com.co

Bancolombia (Panama Branch)

Address: Cra 53 # 64-51, Barranquilla - Colombia

Attention: Luis Eduardo Martelo Navarro

Copy: N/A

Tel: (+57) (5) 3717745

Email: lmartelo@bancolombia.com.co

Davivienda

Address: Calle 82 N 55-55 Santa Clara building office 201, Barranquilla

Attention: Susana Castañeda Estrada

Copy: N/A

Tel: (+57) (5)3300000 extension 44406

Email: sbcastaneda@davivienda.com

BCP

Address: Calle 34 # 6-65 Bogotá

Attention: Alda Sanchez

Copy: Carolina Arizabaleta

Telephone: (+57) (1) 3279869

Email: aldasanchezr@bcp.com.pe / carizabaleta@bcp.com.pe

Sabadell

Address: 1111 Brickell Avenue, 29th Floor, Miami, FL. 33131

Attention: Roberto Mayo

Phone: (+1) 3053514281 (ext. 68099)

Email: mayoroberto@sabadellbank.com

Management Agent

Address: Calle 31 No. 6 – 87 Piso 19, Bogotá D.C.

Attention: Margot del Toro Osorio

Copy: Leonardo Serna Castañeda

Tel (+57) (1) 4886000 (ext. 16659)

Email: mdeltoro@bancolombia.com.co / lserna@bancolombia.com

All notices and communications under this Agreement will be in writing and effective upon delivered to the recipient and, in the case of fax notices, upon transmitted and a confirmation of their transmission being obtained.

As long as no change of address is notified in writing to the other Parties, not less than 5 Business Days in advance, any notices and service of process related with judicial and extrajudicial proceedings and delivered at the referred to addresses, will be fully effective.

Section 7.11 Separability

To the extent permitted under the Applicable Laws, any provision hereof that results to be null and void, invalid, or unenforceable in any particular jurisdiction, will neither render the other provisions in this Agreement null and void, invalid, or unenforceable in the same jurisdiction, nor affect their and this Agreement’s validity and enforceability in any other jurisdiction.

Section 7.12 Entire Agreement

The Parties agree that both this Agreement and the Financing Documents constitute the entire agreement between them, and that they supersede any prior oral and written agreements and understandings between the parties on their subject matter.

Section 7.13 Exhibits; Titles; Clause Titles

The Parties acknowledge and agree that the Exhibits referred to in this Agreement are an integral part thereof.

Section 7.14 Right of Execution

This Agreement affords the right of execution provided under the Applicable Laws of Colombia.

Section 7.15 Applicable Law and Jurisdiction

This Agreement will be governed, construed, and performed in accordance with the Applicable Laws of Colombia. Any dispute arising from its interpretation or performance will be subject to the jurisdiction of the judges of Colombia. The Parties expressly and irrevocably waive any other jurisdiction that, given their present or future domicile, or for any other reason, may apply.

Section 7.16 Validity

This Agreement will become effective as of its Execution Date and will remain in force until all amounts payable hereunder or the Financing Documents are paid in full to the Creditors’ satisfaction.

[signature pages follow]

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

The Obligor,

PROCAPS S.A.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

As Co-Obligor,

LABORATORIOS LÓPEZ S.A. DE C.V.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

The Co-Obligor,

C.I. PROCAPS S.A.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

As Co-Obligor,

BIOKEMICAL S.A. DE C.V.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

The Co-Obligor,

PHARMARKETING SALVADOR S.A. DE C.V. (EL SALVADOR)

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

The Co-Obligor,

CORPORACIÓN DISTRIBUIDORA INTERNACIONAL S.A. DE C.V.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

The Co-Obligor,

CDI NICARAGUA S.A.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

The Co-Obligor,

CDI GUATEMALA S.A.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

The Co-Obligor,

PHARMARKETING S.A. (GUATEMALA)

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

The Co-Obligor,

PHARMARKETING S.A. (PANAMÁ)

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

The Co-Obligor,

PHARMARKETING DOMINICANA S.R.L.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

The Co-Obligor,

PHARMARKETING COSTA RICA S.A.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

As Guarantor,

INVERSIONES CRYNSEEN S.A.S.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

As Guarantor,

INVERSIONES GANEDEN S.A.S.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

As Guarantor,

INVERSIONES HENIA S.A.S.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

As Guarantor,

INVERSIONES JADES S.A.S.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

As Guarantor,

INVERSIONES KADIMA S.A.S.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

As Guarantor,

PHARMAYECT S.A.

[Illegible signature]

Name: Sergio Andrés Mantilla G

Identification: CC 91297753

Title: Special Attorney

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

As Creditor,

BANCOLOMBIA S.A.

[Illegible signature]

Name: Mario Alcala

Identification: 73157869

Title: Legal Representative

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

As Creditor,

BANCO DAVIVIENDA S.A.

[Illegible signature]

Name: Rodrigo Arango Echeverri

Identification: 71.612.951

Title: Legal Representative

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

As Creditor,

BANCOLOMBIA S.A. with the name BANCOLOMBIA (PANAMA BRANCH),

[Illegible signature]

Name: Victor Villaquirán Idrobo

Identification: Passport No. PE074800

Title: General Manager

Date: ______________

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

As Creditor,

BANCO DE SABADELL S.A. (MIAMI BRANCH)

[Illegible signature]

Name: ______________________________

Identification: Ignacio Alcaraz – Head of Structured Finance Americas

Title: ______________

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

As Creditor,

BANCO DE CRÉDITO DEL PERÚ

[Illegible signature]

Name: Eduardo Mariano Bara

Identification: C.E.# 000259104

Title: Corporate Banking Manager

Date: November 20, 2018

Credit Agreement

Procaps - Credit Agreement

Execution Version

Confidential

IN WITNESS WHEREOF, each of the Parties, acting through their duly authorized representatives, hereby execute this Agreement.

As Management Agent,

FIDUCUARIA BANCOLOMBIA S.A. SOCIEDAD FIDUCIARIA

Spokesperson and manager of the FIDUCIARY MANDATE AGREEMENT E.F. Procaps (11478) executed on November twenty (20), 2018

This CREDIT AGREEMENT is an integral part of the FIDUCIARY MANDATE AGREEMENT – Fiduciary Mandate Procaps (11478)

[Illegible signature]

Name: Felipe González Páez

Identification: 19.361.974

Title: Legal Representative

Date: November 20, 2018

Credit Agreement

******

This translation is complete, accurate, and identical to the text of the document that I have seen. This translation was made on October 31, 2022.

MARIANA ELENA CALDERÓN MEDINA

Certificate of Professional Qualification on Certified Translations and Interpretations No. 0313 issued by “Universidad Nacional de Colombia”, on September 14th, 2010.

Email: marianacalderon@legalcalderon.com

Phone number: 57-3182063348